PROSPECTUS SUPPLEMENT (To Prospectus dated March 27, 2014)	Filed Pursuant to Rule 424(b)(5) Registration No. 333-193336

Zion Oil & Gas, Inc.

7,280,000 Nontransferable Subscription Rights to subscribe for securities of Zion Oil & Gas, Inc., each Right consisting of four (4) shares of common stock par value $0.01 per share.

Up to 29,120,000 Shares of Common Stock Issuable upon Exercise of Nontransferable Subscription Rights to purchase such Shares of Common Stock of Zion Oil & Gas, Inc.

ZION OIL & GAS, INC. is distributing, at no cost, non-transferable subscription rights of its securities, to persons who owned shares of our Common Stock on June 19, 2015 (the “Record Date”). Each whole subscription right entitles you to purchase four (4) shares of Common Stock at a purchase price of $1.75 per share.

You will receive 0.20 (one fifth) of a subscription right (i.e., ONE subscription right for each FIVE shares) for each share of Common Stock that you owned on June 19, 2015. For example, if you own 100 shares of Zion Common Stock, you will be entitled to 20 Rights under this offering. This gives you the right to exercise up to 80 shares of Common Stock at $1.75 per share, or $140.00. A total of 29,120,000 shares of Common Stock have been set aside by Zion Oil & Gas, Inc. for this Subscription Rights Offering.

The subscription rights will expire, if they are not exercised by 5:00 p.m., Eastern Standard Time, on September 30, 2015. To participate in the rights offering, you must submit your subscription documents to us before that deadline. If you hold shares through a broker or a bank, we recommend that you submit your subscription documents to your broker or bank at least 10 days before the September 30, 2015 deadline. Please see page S-40 for further instructions on submitting subscriptions. All subscriptions will be deposited into accounts maintained by us. We may, in our sole discretion, extend the period for exercising rights. There is no minimum subscription amount required for consummation of this rights offering.

If you exercise your rights in full, you may also exercise an over-subscription right to exercise additional shares that remain unsubscribed at the expiration of the rights offering, subject to availability and allocation of Rights among persons exercising this over-subscription right. Subscription rights that are not exercised by the expiration date will expire and have no value. Shareholders who do not participate in the rights offering will continue to own the same number of shares, but will own a smaller percentage of the total shares outstanding to the extent that other shareholders participate in the rights offering. The subscription rights may not be sold or transferred except for being transferable to affiliates of the recipient and by operation of law.

The shares of Common Stock included in the Rights are quoted on the NASDAQ Global Market under the symbol “ZN.” The closing price of our common stock on the NASDAQ Global Market on June 18, 2015 was $2.17 before our record date on June 19, 2015. Based on the reported closing price of $2.17 of our common stock on the NASDAQ Global Market on June 18, 2015, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, is approximately $76,448,433, calculated in accordance with General Instruction I.B.6 of Form S-3.

Investing in the securities offered by this prospectus is risky. You should read this prospectus carefully before you invest. You should carefully consider the “Risk Factors” section beginning on page S-13 before deciding whether to exercise your subscription rights.

	Subscription Exercise Price Per Right	Total Possible Proceeds to ZION OIL & GAS, INC.(1)
Per Four (4) Shares of Common Stock	$7.00	$50,960,000
Total	$7.00	$50,960,000

____________

(1)      Assumes that all shares under the subscription rights being offered are exercised and before deducting expenses payable by us, estimated to be $50,000.

The securities are not being offered in any jurisdiction where the offer is not permitted under applicable local laws.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is July 6, 2015

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this rights offering. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this rights offering. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus that we authorize to be distributed to you. We have not authorized anyone to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus is accurate only as of the date of those respective documents. Our business, financial condition, results of operations, and prospects may have changed since such dates.

Unless otherwise indicated, all references to “Zion Oil & Gas”, “Zion”, “Company”, “our”, “we”, “us”, and similar terms refer to Zion Oil & Gas, Inc.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all the information about us that you should consider before investing in our securities. You should carefully read this entire prospectus supplement, the accompanying prospectus and any free writing prospectus, including the “Risk Factors” section beginning on page S-13 of this prospectus supplement and, the financial statements and related notes and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Zion Oil & Gas, Inc.

Zion Oil and Gas, Inc., a Delaware corporation, is an initial stage oil and gas exploration company with a history of over 15 years of oil and gas exploration in Israel. We have no revenues or operating income. We were incorporated in Florida on April 6, 2000 and reincorporated in Delaware on July 9, 2003. We completed our initial public offering in January 2007. Our common stock currently trades on the NASDAQ Global Market under the symbol “ZN” and our warrant trades on the NASDAQ Global Market under the symbol “ZNWAA.”

We are distributing, at no cost, non-transferable subscription rights (each “Right” and collectively the “Rights”) of its securities, to persons who owned shares of our Common Stock on June 19, 2015. Each whole subscription right entitles you to purchase four (4) shares of Common Stock at a purchase price of $1.75 per share.

You will receive 0.20 (one fifth) of a subscription right (i.e., ONE subscription right for each FIVE shares) for each share of Common Stock that you owned on June 19, 2015. For example, if you own 100 shares of Zion Common Stock, you will be entitled to 20 Rights under this offering. This gives you the right to exercise up to 80 shares of Common Stock at $1.75 per share, or $140.00. A total of 29,120,000 shares of Common Stock have been set aside by Zion Oil & Gas, Inc. for this Subscription Rights Offering.

The subscription rights will expire, if they are not exercised by 5:00 p.m., Eastern Standard Time, on September 30, 2015. To participate in the rights offering, you must submit your subscription documents to us before that deadline. If you hold shares through a broker or a bank, we recommend that you submit your subscription documents to your broker or bank at least 10 days before that September 30, 2015 deadline. If you exercise your rights in full, you may also exercise an over-subscription right and subscribe to additional shares that remain unsubscribed at the expiration of the rights offering, subject to availability and allocation of Rights among persons exercising this over-subscription right. Subscription rights that are not exercised by the expiration date will expire and have no value. Shareholders who do not participate in the rights offering will continue to own the same number of shares, but will own a smaller percentage of the total shares outstanding to the extent that other shareholders participate in the rights offering.

Exploratory License and Activities

Zion currently holds one active petroleum exploration license onshore Israel, the Megiddo-Jezreel License (“MJL”), comprising approximately 99,000 acres. Under Israeli law, Zion has the exclusive right to oil and gas exploration within its license area in that no other company is authorized to drill there. The Company has selected the specific drill pad location from which to drill its next exploration well, which it plans to spud by December 1, 2015, in accordance with the MJL work plan.

Megiddo-Jezreel Petroleum License

The Megiddo-Jezreel License was awarded on December 3, 2013 for a three-year primary term through December 2, 2016 with the possibility of additional one-year extensions up to a maximum of seven years. The MJL is onshore, south and west of the Sea of Galilee. Under the terms of this License, the Company has until July 9, 2015 to identify and submit a drilling prospect, enter into a drilling contract by October 1, 2015, and begin drilling or “spud” a well by December 1, 2015.

On January 21, 2015, the Company formally submitted its Environmental Impact Assessment (“EIA”) document for its upcoming Megiddo-Jezreel #1 well to Israel’s Ministry of National Infrastructures, Energy and Water Resources (“Energy Ministry”) and thereafter, on January 25, 2015, to the Ministry of Environmental Protection (“Environmental Ministry”). This key milestone is required by the MJL work plan as well as by Israeli law and regulations.

On February 25, 2015, the Company entered into a Memorandum of Understanding (“MOU”) with Viking Services, BV, an international rig and oilfield services provider, to obtain the right to contract a land-based rig and certain oilfield services and crew with which to drill the Company’s next well. The MOU contemplates a two-year agreement to drill two wells with an option to drill a third well. On May 1, 2015, Mr. Dustin L. Guinn, Viking Services CEO, joined Zion’s Board of Directors as an independent director.

On March 22, 2015, the Company formally submitted its EIA document for our upcoming Megiddo-Jezreel #1 exploratory well to the Northern District Committee in Nazareth. This committee held a formal meeting on May 18, 2015 to review, discuss, suggest modifications to, and consider approving the EIA, which was a successful meeting for the Company. This step represents another significant milestone required by Israeli law and regulations as a prerequisite to obtaining final authorization to drill the Company’s future well(s).

On March 29, 2015, the Company received from the Energy Ministry final approval of its application to merge the southernmost portion of its Jordan Valley License into the MJL, which the Company had filed on April 10, 2014.

We hold 100% of the working interest in our license, which means we are responsible for 100% of the costs of exploration and, if established, production. From the gross proceeds from the sale of oil and gas from the license area upon conversion to production leases, if there is any commercial production, Zion must deduct a 12.5% royalty reserved by the State of Israel. Additionally, we would deduct an overriding royalty interest (or equivalent net operating profits interest) of 6% of gross revenue from production given over to two charitable foundations. No royalty would be payable to any landowner with respect to production from our license area as the State of Israel owns all the mineral rights. Effective March 2011, a special levy on income from oil and gas production was enacted in Israel. The new law provides that royalties on hydrocarbon discoveries will remain at 12.5%, while taxation of profits will begin only after the developers have reached payback on their investment plus a return. The levy will be 20% after a payback of 150% on the investment, and will rise gradually, reaching 50% after a return of 230% on the investment. The Israeli government also repealed the percentage depletion deduction and made certain changes to the rules for deducting tangible and intangible development. These rules will only become germane to us when, and if, we commence production of oil and/or gas.

Our ability to generate future revenues and operating cash flow will depend on the successful exploration and exploitation of our current and any future petroleum rights or the acquisition of oil and/or gas producing properties, the volume and timing of our production, as well as commodity prices for oil and gas. Such pricing factors are largely beyond our control, and may result in fluctuations in our earnings.

The Company’s vision, as exemplified by its Founder and Chairman, John Brown, of finding oil and/or natural gas in Israel, is Biblically inspired. The vision is based, in part, on Biblical references alluding to the presence of oil and/or natural gas in territories within the State of Israel that were formerly within certain ancient Biblical tribal areas. While John Brown provides the broad vision and goals for Zion, the actions taken by Zion management as it actively explores for oil and gas in Israel are based on modern science and good business practice. Zion’s oil and gas exploration activities are supported by appropriate geological and other science based studies and surveys typically carried out by companies engaged in oil and gas exploration activities.

Financing Activities

To date, we have funded our operations through the issuance of our securities. Our recent financings are discussed below.

Rights Offerings:

Between October 24, 2008 and January 9, 2009, we raised from a follow-on public offering gross proceeds of $6,663,000 from the sale of Rights of our securities, of which $240,000 was for debt conversion. Each Right offered in the follow-on offering consisted of (i) one share of common stock, par value $.01 per share and (ii) one warrant to purchase one share of common stock at a per share exercise price equal to $7.00.

In June 2009, we raised gross proceeds of $21,000,000 from a rights offering to common stockholders of up to 4.2 million shares of our common stock. The rights-offering was fully subscribed, resulting in our distribution of all of the 4.2 million shares that were offered.

In November 2009, we raised an additional $18,000,000 from a rights offering to common stockholders of up to 3.6 million shares of our common stock. The rights-offering was fully subscribed, resulting in our distribution of all of the 3.6 million shares that were offered.

In July 2010, utilizing a shelf registration statement, we raised approximately $12,356,000 from a rights offering to common stockholders of up to 10 million shares of our common stock. The rights offering resulted in our distribution of 2,471,117 shares.

In December 2010, utilizing the shelf registration statement, we raised an approximately $18,214,000 from a fourth rights offering to common stockholders of up to 3,820,391 shares of our common stock and warrants to purchase an additional 3,820,391 shares of our common stock. The rights-offering was subscribed for a total of 3,642,821 shares of our common stock and warrants to purchase an additional 3,642,821 shares of our common stock.

The fifth and most recent rights offering terminated on its scheduled expiration date of July 25, 2011. The Company received subscriptions for a total of 4,915,349 Rights, resulting in gross proceeds of approximately $24,577,000, before payment of offering related expenses of approximately $245,000. As a result, the Company issued 4,915,349 shares of Common Stock and 9,830,698 Warrants for an additional 9,830,698 shares of Common Stock.

Dividend Reinvestment and Common Stock Purchase Plan:

Under the Company’s Dividend Reinvestment and Common Stock Purchase Plan (“DSPP”, or the “Plan”), the Company provided (a) shares (each a “Share” and collectively the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), and (b), through December 31, 2014, Units (the “Units”) of the Company’s securities, for $2.50 per Unit, with each Unit comprised of (i) one share of Common Stock and (ii) a warrant to purchase an additional share of the Company’s Common Stock at an exercise price of $2.00 per share (each a “Warrant” and collectively the “Warrants”; together with the Shares and the Units, the “Securities”). The Warrant ZNWAA continues to be exercisable through January 31, 2020 at a per share exercise price of $2.00 and is tradable on the NASDAQ Global Market.

As of December 31, 2014 the Company had collected approximately $3,387,000 and $5,865,000 in the year ended December 31, 2014 and from the DSPP’s inception date in March 2013 to December 31, 2014, respectively. As a result, the Company issued for the year ended December 31, 2014 and from the DSPP inception date to December 31, 2014 a total of 1,661,692 and 2,761,178 shares of its common stock. Issued Units and shares for the year ended December 31, 2014 and from the DSPP inception date to December 31, 2014 are comprised of 773,318 and 1,564,293 Units (Unit comprised of (i) one share of common stock and (ii) a warrant), respectively, and 888,374 and 1,196,885 shares, respectively.

Under the Plan, the Company is providing a new Unit Option. The current Unit Option Program began on February 2, 2015 and terminates August 3, 2015. This new 90-day Unit Option enables participants to purchase Units of our securities where each Unit (priced at $4.00) is comprised of one share of Common Stock and three Common Stock purchase warrants. Each warrant affords the investor or stockholder the opportunity to purchase one share of the Company’s Common Stock at a warrant exercise price of $1.00. The Company has filed an application with NASDAQ to list the three warrants on the NASDAQ Global Market under the symbols “ZNWAB,” “ZNWAC,” and “ZNWAD;” however, no assurance can be provided that the warrants will be approved for listing on the NASDAQ Global Market. All of the warrants will first become exercisable and tradable on September 3, 2015, which is the 31st day following the Unit Option Termination Date (i.e., on August 3, 2015) and continue to be exercisable through September 5, 2016 for ZNWAB (1 year), September 4, 2017 for ZNWAC (2 years) and September 4, 2018 for ZNWAD (3 years), respectively, at a per share exercise price of $1.00. The Unit is priced at $4.00 and no change will be made to the warrant exercise price of $1.00 per share. The total amount of funds received from the DSPP inception date to May 31, 2015 is $6,924,090.

Rights Offering Summary

The Rights Offering

We are distributing, at no cost, non-transferable subscription rights of its securities, to persons who owned shares of our Common Stock on June 19, 2015. You will receive 0.20 of a subscription right (i.e., ONE subscription right for each FIVE shares) for each share of common stock that you owned on June 19, 2015.

Subscription Privilege	Each whole subscription right entitles you to exercise to receive four (4) shares of Common Stock at a purchase price of $1.75 per share.

Subscription rights may only be exercised for whole numbers of Rights; no fractional Rights will be issued in this offering. No fractional subscription rights will be issued. Instead, the number of subscription rights will be rounded down to the next lowest whole number.

Rights offered by us in this rights offering	We are offering Rights comprised of an aggregate of 29,120,000 shares of Common Stock.

Common stock outstanding before this rights offering	36, 400,000 shares (approximately).

Common stock to be outstanding immediately after this rights offering (assuming all rights to subscription Rights are exercised)	65,520,000 shares (approximately).

Record Date	5:00 p.m., Eastern Daylight Time, on June 19, 2015.

Commencement Date of Subscription Period	5:00 p.m., Eastern Daylight Time, on July 6, 2015.

Expiration Date

5:00 p.m., Eastern Standard Time, on September 30, 2015, unless extended by us, in our sole discretion. Any rights not exercised on or before the expiration date will expire without any payment to the holders of those unexercised rights.

Subscription Price

Four (4) shares of Common Stock at an purchase price of $1.75 per share, payable in immediately available funds. To be effective, any payment related to the exercise of the subscription right must clear prior to the expiration of the rights offering. Payments sent by bank wire or bank transfer by the expiration of the rights offering will be effective as long as the funds are received and cleared within normal banking days of our accounts.

Oversubscription Rights

We do not expect that all of our stockholders will exercise all of their basic subscription rights. If you fully exercise your basic subscription right, your oversubscription right entitles you to subscribe for additional Rights unclaimed by other rights holders in this offering at the same subscription price per Right. If there are not enough shares available to satisfy all of the properly exercised oversubscription rights requests, then the available Rights will be prorated among those who properly exercised oversubscription rights based on the number of Rights each rights holder subscribed for under the basic subscription right.

We will return any excess payments without interest or deduction promptly after the expiration of the subscription period.

Use of proceeds

We intend to use the net proceeds from this offering for (i) drilling the initial Megiddo-Jezreel #1 well in the Megiddo-Jezreel License, No. 401 and possibly a second well from the same drill pad, (ii) complete logging, interpretation and any production testing that may be deemed needed with respect to the wells (iii) carrying out geological and geophysical studies furthering our oil and gas exploration program in the License area and (iv) general corporate purposes. See “Use of Proceeds” on page S-25.

Non-transferability of Subscription Rights	The subscription rights may not be sold, transferred or assigned and will not be listed for trading on the NASDAQ Global Market or on any other stock exchange or market.

No Revocation	If you exercise any of your subscription rights, you will not be permitted to revoke or change the exercise or request a refund of money paid.

Extension and Cancellation

Extension. We may extend the expiration date for exercising your subscription rights in our sole discretion. Any extension of this offering will be followed as promptly as practicable by an announcement, and in no event later than 9:00 a.m., Eastern Standard time, on the next business day following the previously scheduled expiration date.

Cancellation. We may cancel the rights offering at any time and for any reason prior to the expiration date. Any cancellation of this offering will be followed as promptly as practicable by announcement thereof, and in no event later than 9:00 a.m., Eastern Standard time, on the next business day following the cancellation. In the event that we cancel this rights offering, all subscription payments will be returned, without interest or deduction, as soon as practicable.

Trading Symbols	Common Stock. Our common stock is quoted on the NASDAQ Global Market under the symbol “ZN.”

Subscription Rights. The subscription rights are not transferable either during or after the subscription period.

U.S. Federal Income Tax Considerations

Generally, a holder should not recognize income or loss for United States federal income tax purposes in connection with the receipt or exercise of subscription rights in the rights offering. However, you should consult your tax advisor as to the particular consequences to you of the rights offering. For a detailed discussion, see “Federal Income Tax Considerations.”

QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING

What is a rights offering?

A right offering is ordinarily a distribution of subscription rights to a company’s existing shareholders to buy a proportional number of additional securities at a given price (usually at a discount) within a fixed period. A rights offering is an opportunity for you to purchase securities at a fixed price and in an amount at least proportional to your existing interest, which enables you to maintain, and possibly increase, your current percentage ownership.

Unless otherwise indicated in the prospectus supplement applicable to an offering, we intend to use any net proceeds from the sale of our securities to fund our exploration operations and for other general corporate purposes, such as additions to working capital, expansion of our drilling and other exploration program and enhance our ability to establish Zion Drilling. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes.

Why are we engaging in a rights offering?

The purpose of this rights offering is to raise equity capital in a cost-effective manner that gives all of our stockholders the opportunity to participate. The net proceeds from the sale of Rights will be used to further our oil and gas exploration program and allow us to drill additional exploration wells on our license areas. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. See “Use of Proceeds” on page S-25.

What is the basic subscription right?

You will receive 0.20 (one fifth) of a subscription right (i.e., ONE subscription right for each FIVE shares) for each share of common stock that you owned on June 19, 2015. Each whole subscription right entitles you to purchase four (4) shares of Common Stock at a purchase price of $1.75 per share.

For example, if you own 100 shares of Zion Common Stock, you will be entitled to 20 Rights under this offering. This gives you the right to exercise up to 80 shares of Common Stock at $1.75 per share, or $140.00.

You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. You will not receive any fractional rights; instead the number of subscription rights you receive will be rounded down to the next lowest whole number.

What is the over-subscription right?

We do not expect all of the basic subscription rights to be exercised. The over-subscription right provides shareholders that exercise all of their basic subscription rights the opportunity to exercise Rights that are not subscribed to by other shareholders. If you fully exercise your basic subscription right, the over-subscription right entitles you to subscribe for additional shares unclaimed by other holders of rights in this offering at the same subscription price per Right. If an insufficient number of Rights are available to fully satisfy all over-subscription right requests, then the available Rights will be distributed proportionately among rights holders who exercise their over-subscription right based on the number of Rights each rights holder subscribed for under the basic subscription right. We will return any excess payments by mail without interest or deduction promptly after the expiration of the subscription period.

Will the shares of Common Stock that I receive upon exercise of my subscription rights be tradable on the NASDAQ Global Market?

Our common stock is currently traded on the NASDAQ Global Market under the symbol “ZN.” The subscription rights are non-transferable and will not be traded. The Common Stock included in the Rights will be immediately tradable upon issuance and are listed for quotation on the NASDAQ Global Market under the symbol “ZN.”

Who may participate in this offering?

Only holders of record of our Common Stock as of June 19, 2015 are entitled to participate in this offering.

Am I required to subscribe in this offering?

No. However, shareholders who choose not to exercise their rights will experience dilution to their equity interest in our company.

How long will the rights offering last?

You will be able to exercise your subscription rights only during a limited period. To exercise a subscription right, you must do so by 5:00 p.m., Eastern Standard Time, on September 30, 2015, unless we extend the rights offering. We may, in our sole discretion, extend the offering on one or more occasions, for any reason. Accordingly, if a rights holder desires to exercise their subscription rights, we must actually receive all required documents and payments for that rights holder before the expiration date and time. If we elect to extend the scheduled termination date, we will issue a press release announcing such decision no later than 9:00 a.m., Eastern Standard Time, on the next business day after the decision has been taken.

May the Board of Directors cancel or terminate the rights offering?

Yes. Zion’s Board of Directors may decide to cancel or terminate the rights offering at any time and for any reason before the expiration date. If our Board cancels or terminates the rights offering, we will issue a press release notifying shareholders of the cancellation or termination, and any money received from subscribing holders of rights will be returned as soon as practicable, without interest or deduction.

May I transfer, sell or give away my subscription rights?

No. Should you choose not to exercise your subscription rights, you may not sell, give away or otherwise transfer your rights. However, subscription rights will be transferable to affiliates of the recipient and by operation of law, for example, upon death of the recipient.

How many Rights may I exercise?

You will receive 0.20 (one fifth) of a subscription right (i.e. ONE subscription right for each FIVE shares) for each share of Common Stock that you owned as a holder of record on June 19, 2015. Each whole subscription right entitles you to purchase four (4) shares of our Common Stock at a purchase price of $1.75 per share. We will not distribute fractional subscription rights, but will round down the number of subscription rights you are to receive to the next lowest whole number.

If you fully exercise all of your basic subscription rights, your over-subscription rights entitle you to subscribe for additional Rights unclaimed by other holders of rights in this offering at the same subscription price per Right. If an insufficient number of Rights are available to fully satisfy all properly exercised over-subscription right requests, then the available Rights will be prorated among those who properly exercised over-subscription right based on the number of Rights each rights holder subscribed for under the basic subscription right pursuant to the allocation procedures described below in “The Rights Offering” on page S-27

How do I exercise my subscription rights?

You may exercise your subscription rights by properly completing and signing your subscription form and delivering it, with full payment of the subscription price for the shares you are subscribing, including any over-subscription right, to us on or prior to 5:00 pm Eastern Standard Time, on September 30, 2015. If you use the mail, we recommend that you use insured, registered mail, return receipt requested. If you cannot deliver your subscription agreement to us on time, you may follow the guaranteed delivery procedures described under “The Offering — Guaranteed Delivery Procedures.” Payments sent by bank wire or bank transfer by the expiration of the rights offering will be effective as long as the funds are received and cleared within normal banking days of our accounts.

Is exercising my subscription rights risky?

The exercise of your subscription rights involves risks. Exercising your subscription rights means buying additional shares of our Common Stock and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the heading “RISK FACTORS,” beginning on page S-13.

After I exercise my subscription rights, may I change my mind and cancel my subscription?

No. Once you send in your subscription agreement and payment, you cannot revoke the exercise of your subscription rights, even if you later learn information about us that you consider to be unfavorable. You should not exercise your subscription rights, unless you are certain that you wish to exercise your subscription rights for our Common Stock at a purchase price of $1.75 per share.

What happens if I choose not to exercise my subscription rights?

You will retain your current number of shares of common stock even if you do not exercise your subscription rights. However, if other shareholders exercise their subscription rights and you do not, the percentage of our company that you own will diminish and your voting and other rights will be diluted. Your rights will expire and have no value, if they are not exercised by the expiration date.

Will I be charged any fees if I exercise my rights?

We will not charge a fee to holders for exercising their rights. However, any holder exercising their rights through a broker, dealer or nominee will be responsible for any fees charged by their broker, dealer or nominee.

If I exercise my rights, when will I receive the securities for which I have subscribed?

We will issue the certificates representing the shares of Common Stock for which subscriptions have been properly received as soon as practicable after the expiration date of this rights offering, whether or not you exercise your subscription rights immediately prior to that date or earlier. We will not be issuing any certificate evidencing the Rights being subscribed. Upon issuance, the shares of Common Stock in the Rights are detachable and separately tradable.

What if my shares are not held in my name?

If you hold your shares of our common stock in the name of a broker, dealer or other nominee, then your broker, dealer or other nominee is the record holder of the shares you own. The record holder must exercise the rights on your behalf for the Rights you wish to exercise. Therefore, you will need to have your record holder act for you.

If you wish to participate in this rights offering and exercise your subscription rights to receive four (4) shares of Common Stock per whole subscription right at a purchase price of $1.75 per share, please promptly contact the record holder of your shares. We will ask your broker, dealer or other nominee to notify you of this rights offering. You should complete and return to your record holder the form entitled “Beneficial Owner Election Form.” You should receive this form from your record holder with the other rights offering materials. If you hold your shares through a brokerage account, you should note that most brokerage firms permit the beneficial owner to exercise their rights on one occasion only. Accordingly, if you plan to exercise your over-subscription right, you should do so at the time that you submit your subscription to your brokerage firm.

How did we arrive at the $1.75 per share subscription price?

Our Board of Directors determined that the per-share subscription price should be designed to provide an incentive to our current stockholders to exercise their rights in the rights offering. Other factors considered in setting the subscription price included the amount of proceeds desired, our need for equity capital, the historic and current market price of our Common Stock, the historic volatility of the market price of our Common Stock, our business prospects, alternatives available to us for raising equity capital, and the liquidity of our Common Stock. The subscription price of the share does not necessarily bear any relationship to our past operations, cash flows, book value, current financial condition, or any other established criteria for value. You should not consider the subscription price as an indication of the value of Zion Oil & Gas, Inc. or our Common Stock.

How much money will we receive from the rights offering?

If we sell all the shares being offered in the Rights Offering, we will receive gross proceeds of $50,960,000. After deduction of $50,000 in estimated expenses, we will have net proceeds of approximately $50,910,000. We are offering whole subscription rights with no minimum subscription requirement. As a result, there is no assurance we will be able to sell all or any of the shares being offered, and it is not likely that all of our shareholders will subscribe to all the shares offered in the rights offering.

What are the United States federal income tax consequences to me of exercising my subscription rights?

The receipt and exercise of your subscription rights are intended to be nontaxable events for U.S. shareholders. However, you should seek specific tax advice from your personal certified public accountant or tax attorney. See the section entitled “FEDERAL INCOME TAX CONSIDERATIONS” on page S-35.

Has the Board of Directors made a recommendation as to whether I should exercise my rights?

No. Neither we nor our Board has made any recommendation as to whether you should exercise your rights for the common stock (assuming you exercise any Rights). You should decide whether to subscribe for any shares, or simply take no action with respect to your rights, based upon your own assessment of your best interests.

What if I have other questions?

If you have other questions about the rights offering, please contact our Dallas office, by telephone at (888) 891-9466 or (214) 221-4610.

GOING CONCERN CONSIDERATIONS

We are a company with limited capital resources, no revenue and a loss from operations. We incurred net losses of $6,756,000, $9,077,000 and $10,294,000 for the years ended December 31, 2014, 2013 and 2012, respectively. Since we have limited capital resources, no revenue to date and a loss from operations, our financial statements have been prepared on a going concern basis, which contemplates realization of assets and liquidation of liabilities in the ordinary course of business. The appropriateness of using the going concern basis is dependent upon our ability to obtain additional financing or equity capital and, ultimately, to achieve profitable operations. Therefore, there is substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. See “RISK FACTORS” on page S-13 relating to our ability to continue as a ‘going concern’ and our need to raise additional funds to realize our business plans.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents included or incorporated by reference in this prospectus contain statements concerning our expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You generally can identify our forward-looking statements by the words “anticipate,” “believe,” “budgeted,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “scheduled,” “should,” “will” or other similar words. These forward-looking statements include, among others, statements regarding:

•         our growth strategies;

•         our ability to explore for and develop natural gas and oil resources successfully and economically;

•         our estimates of the timing and number of wells we expect to drill, other exploration activities and the cost of those activities;

•         anticipated trends in our business;

•         our future results of operations;

•         our liquidity and our ability to raise capital to finance our exploration and development activities;

•         our capital expenditure program;

•         whether our Common Stock would continue to meet the eligibility requirements for continued listing on the NASDAQ Global Market;

•         future market conditions in the oil and gas industry; and

•         the impact of governmental regulation.

More specifically, our forward-looking statements include, among others, statements relating to our schedule, business plan, targets, estimates or results of future drilling, including the number, timing and results of wells, the timing and risk involved in drilling follow-up wells, planned expenditures, prospects budgeted and other future capital expenditures, risk profile of oil and gas exploration, acquisition of seismic data (including number, timing and size of projects), planned evaluation of prospects, probability of prospects having oil and natural gas, expected production or reserves, increases in reserves, acreage, working capital requirements, hedging activities, the ability of expected sources of liquidity to implement our business strategy, future hiring, future exploration activity, production rates, all and any other statements regarding future operations, financial results, business plans and cash needs and other statements that are not historical facts.

Such statements involve risks and uncertainties, including, but not limited to, those relating to our dependence on our exploratory drilling activities, the volatility of oil and natural gas prices, operating risks of oil and natural gas operations, our dependence on our key personnel, factors that affect our ability to manage our growth and achieve our business strategy, risks relating to our limited operating history, technological changes, our significant capital requirements, the potential impact of government regulations, adverse regulatory determinations, litigation, competition, the uncertainty of reserve information and future net revenue estimates, property acquisition risks, industry partner issues, availability of equipment, weather and other factors detailed herein and in our other filings with the SEC.

We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.

Some of the factors that could cause actual results to differ from those expressed or implied in forward-looking statements are described under “Risk Factors” in this prospectus and described under “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in our other periodic reports filed with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on our forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no duty to update any forward-looking statement.

RISK FACTORS

You should carefully consider the risks described below before making a decision to buy our securities. Investing in our securities involves a number of risks. If any of the following risks actually occurs, our business, financial condition and results of operations could be harmed. In that case, the trading price of our securities could decline and you might lose part or all of your investment. Before you decide to buy our securities, you should carefully consider the risk factors set forth below and those that may be included in any applicable prospectus supplement. Risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Related to our Business

Risks Associated with our Company

We are a company with no current source of revenue. Our ability to continue in business depends upon our continued ability to obtain significant financing from external sources and the ultimate success of our petroleum exploration efforts in onshore Israel, none of which can be assured.

We were incorporated in April 2000 and we have incurred negative cash flows from our operations, and presently all exploration activities and overhead expenses are financed solely by way of the issue and sale of equity securities. The recoverability of the costs we have incurred to date is uncertain and is dependent upon establishing commercial oil and/or natural gas production and sales, none of which can be assured. Our operations are subject to all of the risks inherent in exploration companies with no revenues or operating income. Our potential for success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with a new business, especially the oil and gas exploration business, and in particular the deep, wildcat exploratory wells in which we are engaged in Israel. We cannot warrant or provide any assurance that our business objectives will be accomplished.

Our ability to continue in business depends upon our continued ability to obtain the necessary financing from external sources to undertake further exploration and development activities and generate profitable operations from oil and natural gas interests in the future. We incurred net losses of $6,756,000 for the year ended December 31, 2014 and $9,077,000 for the year ended December 31, 2013. The audited financial statements have contained a statement by the auditors that raises substantial doubt about us being able to continue as a “going concern” unless we are able to raise additional capital.

We expect to incur substantial expenditures in our exploration and development programs. Our existing cash balances will not be sufficient to satisfy our exploration and development plans going forward. We are considering various alternatives to remedy any future shortfall in capital. We may deem it necessary to raise capital through equity markets, debt markets or other financing arrangements, including participation arrangements that may be available. Because of the current absence of any oil and natural gas reserves and revenues in our license areas, there can be no assurance this capital will be available on commercially acceptable terms (or at all) and if it is not, we may be forced to substantially curtail or cease exploration expenditures which could lead to our inability to meet all of our commitments.

Our financial statements do not reflect the adjustments or reclassifications of assets and liabilities that would be necessary if we are unable to continue as a going concern.

The initiation of drilling or “spudding” of our next exploratory well is subject to many contingencies outside of our control, and any considerable delay in obtaining all of the needed licenses, approvals and authorizations prior to actual drilling may severely impair our business.

Even though we have now chosen a drill site within the Megiddo-Jezreel License from where we plan to drill our next well, a number of risks and contingencies remain prior to actually spudding that well.

In January 2015, the Company completed and delivered our environmental impact assessment (“EIA”) to both Israel’s Ministry of National Infrastructures, Energy and Water Resources (“Energy Ministry”) and Israel’s Environmental Ministry. We have now received feedback from the Environmental Ministry and have revised our document accordingly. Under Israel’s regulatory system, this environmental document is a prerequisite for a drilling permit. We anticipate that the newly promulgated regulations will considerably increase the time needed to obtain all of the needed permits and authorizations from regulatory and local bodies in Israel, and there is no assurance that the Company will ultimately be granted such permission to drill. See the discussion under “Energy Related Regulation — The Onshore Exploration Permitting Process in Israel;” “New Onshore Licensing Guidelines;” and “Israeli Governmental Regulations.”

For the reasons above, while we cannot predict the precise date when we will be able to drill our next exploratory well, we are planning to spud our next well in the latter part of 2015, or the first quarter of 2016. Additionally, prior to actually commencing drilling, we will need to contract with a drilling rig operator with the appropriate drilling rig and crew to carry out the drilling. However, as of late February 2015, the Company entered into a Memorandum of Understanding (“MOU”) with Viking Services, BV, an international rig and oilfield services provider, to obtain the right to contract a land-based rig and certain oilfield services and crew with which to drill the Company’s next well. See “We have not yet signed an agreement with a drilling contractor….”

We require significant capital to realize our business plan.

Our planned work program is expensive. We believe that our current cash resources are sufficient to allow us to undertake non-drilling exploratory activities in our current license area and otherwise meet our plans through March 31, 2016. We estimate that, when we are not actively drilling a well, our monthly expenditure is approximately $472,000 per month. However, when we are engaged in active operations, we estimate that there is an additional cost of approximately $2,500,000 per month. Additionally, the newly enacted onshore licensing and environmental and safety related regulations promulgated by the various energy related ministries in Israel during 2013-2014 are likely to render obtaining new explorations licenses increasingly expensive, should we elect to seek new licenses. For example, at the time of the award of any new exploration license, we will be required to submit performance bank guarantees for 10% of the cost of the planned drilling program as well as other amounts to cover potential environmental damages.

We have no commitments for any financing and no assurance can be provided that we will be able to raise funds when needed. Further, we cannot assure you that our actual cash requirements will not exceed our estimates. Even if we were to discover hydrocarbons in commercial quantities, we will require additional financing to bring our interests into commercial operation and pay for operating expenses until we achieve a positive cash flow. Additional capital also may be required in the event we incur any significant unanticipated expenses.

Under the current capital and credit market conditions, we may not be able to obtain additional equity or debt financing on acceptable terms. Even if financing is available, it may not be available on favorable terms us or in sufficient amounts to satisfy our requirements.

If we are unable to obtain additional financing, we may be unable to implement our business plan and our growth strategies, respond to changing business or economic conditions, and withstand adverse operating results. If we are unable to raise further financing when required, our planned exploration activities may have to be scaled back or even ceased, and our ability to generate revenues in the future would be negatively affected.

Additional financing could cause your relative interest in our assets and potential earnings to be significantly diluted. Even if we have exploration success, we may not be able to generate sufficient revenues to offset lifting and production costs and general and administrative expenses.

We have not yet signed a final drilling agreement with a drilling contractor and thus, we may be unable to affect any future drilling operations within the contemplated time-frame.

Following the completion of the Ma’anit-Joseph #3 well, the drilling rig that we used to drill our last three exploratory wells was exported by the owner from Israel in 2012. Until such time as we sign a legally binding agreement, there can be no assurance that we will be able to come to an agreement with a drilling contractor to drill any future exploratory well(s) on commercially reasonable terms, or at all. Any delay in locating and contracting with an appropriate drilling rig owner/operator can have a material adverse effect on the expanded and new exploration rights that we are seeking and on the implementation of our business plan. On February 25, 2015, the Company entered into a MOU with Viking Services BV, an international rig and oilfield services provider, to obtain the right to contract a land-based rig and certain oilfield services and crew with which to drill our next well. The MOU contemplates a two-year agreement to drill two wells with an option to drill a third well. The Company plans to initiate definitive agreement discussions on a drilling contract this summer. Among other things, our ability to enter into a drilling contract is also subject to the success of this offering. In any event, no assurance can be provided that we will be able to enter into an appropriate drilling contract on terms acceptable to us, or within the desired time frame. We have been advised that it will take approximately two months from the date that we execute a drilling contract to the time that the contractor is able to import into Israel the appropriate rig.

We rely on independent experts and technical or operational service providers over whom we may have limited control.

The success of our oil and gas exploration efforts is dependent upon the efforts of various third parties that we do not control. These third parties provide critical engineering, geological, geophysical and other scientific analytical services, including 2-D seismic imaging technology to explore for and develop oil and gas prospects. Given our small size and limited resources, we do not have all the required expertise on staff. As a result, we rely upon various companies and other third persons to assist us in identifying desirable hydrocarbon prospects to acquire and to provide us with technical assistance and services. In addition, we rely upon the owners and operators of drilling rigs and related equipment.

If any of these relationships with third-party service providers are terminated or are unavailable on commercially acceptable terms, we may not be able to execute our business plan. Our limited control over the activities and business practices of these third parties, any inability on our part to maintain satisfactory commercial relationships with them, their limited availability or their failure to provide quality services could materially and adversely affect our business, results of operations and financial condition.

We typically commence exploration drilling operations without undertaking more comprehensive testing such as 3-D seismic surveys thereby potentially increasing the risk (and associated costs) of drilling a non-producing well.

Larger oil and gas exploration companies typically conduct more comprehensive pre-drilling testing such as 3-D seismic imaging, the drilling of an expendable “pilot” well or “stratigraphic test” to collect data (logs, cores, fluid samples, pressure data) to determine if drilling a well capable of producing oil or gas (full completion with casing and well testing) is justified. The use of pilot or stratigraphic tests is often used in areas where there is little or no offset well data, like Israel, where our exploration license area is located. While 3-D seismic imaging data is more useful than 2-D data in identifying and imaging potential new drilling prospects, its acquisition and processing costs are many multiples greater than that for 2-D data, and the Geophysical Institute of Israel (“GII”), our primary provider of geophysical acquisition services, has limited ability to acquire and process onshore 3-D data in Israel. Furthermore, even given the theoretical ability of bringing other third-party seismic services providers to Israel, there are substantial Israeli regulatory hurdles to obtaining 3-D date onshore Israel. In addition to using 2-D seismic technology prior to drilling, we have also employed a variety of other geological and geophysical methods/studies such as gravity and magnetic survey data, geochemical analyses, geologic mapping and cross-section construction from offset wells, analysis of producing analogs, etc. We believe that the additional delays and costs associated with more extensive pre-drilling testing typically undertaken by larger oil and gas exploration companies is not necessarily justified when drilling conventional vertical or near-vertical exploration wells (as we have historically been doing). Nonetheless, the absence of more extensive pre-drilling testing may increase the risk of drilling a non-producing well, which would in turn result in increased costs and expenses. Additionally, we are typically engaged in drilling deep onshore wildcat wells in Israel where only approximately 500 total wells have ever been drilled, the vast majority of which are relatively shallower. As such, exploration risks are inherently very substantial.

Exploratory well drilling locations that we decide to drill may not yield oil or natural gas in commercially viable quantities.

There is no way to predict in advance of drilling and testing whether any particular location will yield oil or natural gas in sufficient quantities to recover drilling and/or completion costs or to be economically viable. The use of technologies and the study of analog producing fields in Israel will not enable us to know conclusively prior to drilling whether oil, natural gas liquids (NGLs) or natural gas will be present or, if present, whether oil or natural gas will be present in sufficient quantities to be economically viable. In fact, there are no producing fields in close proximity to our prospect. Even if sufficient amounts of oil, NGLs or natural gas exist, we may damage the potentially productive hydrocarbon bearing formation or experience mechanical difficulties while drilling or completing a well, resulting in a reduction in production from the well or abandonment of the well. If we drill exploratory wells that we ultimately designate as “dry holes” in our future drilling locations, our business may be materially harmed. We cannot assure you that the analogies we draw from available data from other wells, more fully explored locations or producing fields will be applicable to our drilling locations. Ultimately, the cost of drilling, completing and operating any well is often uncertain, and new wells may not be productive.

Deterioration of political, economic and security conditions in Israel may adversely affect our operations.

Any major hostilities involving Israel, a substantial decline in the prevailing regional security situation or the interruption or curtailment of trade between Israel and its present trading partners could have a material adverse effect on our operations. See the prior discussion on Political Climate.

Prolonged and/or widespread regional conflict in the Middle East could have the following results, among others:

•         capital market reassessment of risk and subsequent redeployment of capital to more stable areas making it more difficult for us to obtain financing for potential development projects;

•         security concerns in Israel, making it more difficult for our personnel or supplies to enter or exit the country;

•         security concerns leading to evacuation of our personnel;

•         inability of our service and equipment providers to deliver items necessary for us to conduct our operations in Israel, resulting in delays;

•         the lack of availability of drilling rig and experienced crew, oilfield equipment or services if third party providers decide to exit the region; and

•         damage to or destruction of our wells, production facilities, receiving terminals or other operating assets;

Loss of property and/or interruption of our business plans resulting from hostile acts could have a significant negative impact on our earnings and cash flow. In addition, we may not have enough insurance to cover any loss of property or other claims resulting from these risks.

We have a history of losses and we cannot assure you that we will ever be profitable.

We incurred net losses of $6,756,000 for the year ended December 31, 2014, and $9,077,000 for the year ended December 31, 2013. We cannot provide any assurance that we will ever be profitable.

Earnings, if any, will be diluted due to charitable contributions and key employee incentive plans.

We are legally bound to fund, in the form of a royalty interest or equivalent net operating profits interest, 6% of our gross sales revenues, if any, to two charitable foundations. In addition, we may allocate 1.5% royalty interest or equivalent net operating profits interest to a key employee incentive plan designed as bonus compensation over and above our executive compensation payments. This means that the total royalty burden on our property (including the government royalty of 12.5%) may be up to 20% of gross revenue. As our expenses increase with respect to the amount of sales, these donations and allocation could significantly dilute future earnings and, thus, depress the price of the common stock.

Risks Associated with our Business

We are subject to increasing Israeli governmental regulations and environmental requirements that may cause us to incur substantial incremental costs and/or delays in our drilling program.

Our business is subject to laws and regulations promulgated by the State of Israel relating to the exploration for, and the development, production and marketing of, crude oil and natural gas, as well as safety matters. Legal requirements are frequently changed and subject to interpretation and we are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations. We may be required to make substantial expenditures to comply with governmental laws and regulations.

Environmental laws and regulations change frequently and the implementation of new, or the modification of existing, laws or regulations could adversely impact our operations. The discharge of natural gas, crude oil, or other pollutants into the air, soil or water may give rise to substantial liabilities on our part to government agencies and third parties and may require us to incur substantial costs of remediation. In addition, we may incur costs and penalties in addressing regulatory agency procedures involving instances of possible non-compliance.

Our lack of diversification increases the risk of an investment in us, and our financial condition and results of operations may deteriorate if we fail to diversify.

Our business focus is on oil and gas exploration on a limited number of properties in Israel and exploitation of any significant reserves that are found within our license area(s). As a result, we lack diversification, in terms of both the nature and geographic scope of our business. We will likely be impacted more acutely by factors affecting our industry or the regions in which we operate than we would if our business were more diversified. If we are unable to diversify our operations, our financial condition and results of operations could deteriorate.

We currently have no proved reserves or current production and we may never have any.

We do not have any proved reserves or current production of oil or gas. We cannot assure you that any wells will be completed or produce oil or gas in commercially profitable quantities.

Oil and gas exploration is an inherently risky business.

Exploratory drilling involves enormous risks, including the risk that no commercially productive oil or natural gas reservoirs will be discovered. Even when properly used and interpreted, seismic data analysis and other computer simulation techniques are only tools used to assist geoscientists in trying to identify subsurface structures and the presence of an active petroleum system. They do not allow the interpreter to know conclusively if hydrocarbons are present or economically available. The risk analysis techniques we use in evaluating potential drilling sites rely on subjective judgments of our personnel and consultants. Additionally, we are typically engaged in drilling deep onshore wildcat exploratory wells in Israel where only approximately 500 total wells have ever been drilled, the vast majority of which are relatively shallower. As such, exploration risks are inherently very substantial.

A substantial and extended decline in oil or natural gas prices could adversely impact our future rate of growth and the carrying value of our unproved oil and gas assets.

Prices for oil and natural gas fluctuate widely. Fluctuations in the prices of oil and natural gas will affect many aspects of our business, including our ability to attract capital to finance our operations, our cost of capital, and the value of our unproved oil and natural gas properties. Prices for oil and natural gas may fluctuate widely in response to relatively minor changes in the supply of and demand for oil and natural gas, market uncertainty and a wide variety of additional factors (such as the current political turmoil in the Middle East) that are beyond our control, such as the domestic and foreign supply of oil and natural gas, the ability of members of the Organization of Petroleum Exporting Countries (“OPEC”) to agree to and maintain oil price and production controls, technological advances affecting energy consumption, and domestic and foreign governmental regulations. Significant and extended reductions in oil and natural gas prices could require us to reduce our capital expenditures and impair the carrying value of our assets.

The price of Brent crude oil has fallen precipitously since last year at this time when it was approximately $110 per barrel. It currently fluctuates around $65 per barrel. While there is much analysis and speculation as to the cause of this drop in price and its predicted future course, there are many factors that contribute to the price of oil, none of which the Company controls. Certainly, actions taken or not taken by OPEC, which controls nearly 40% of the world market, continue to impact the price of oil. The oil price is also impacted by actual supply and demand, as well as by expectation. Demand for energy is closely related to economic activity and it is generally accepted that global demand is currently down primarily due to weak global economic activity. With advances in unconventional exploration (horizontal drilling and hydraulic fracturing) in recent years, the U.S. has become a top global oil producer, resulting in a substantial decrease in U.S. oil imports, thus adding to the spare supply. Geopolitical events such as conflict in the Middle East, the conflict in Ukraine, and the terrorist actions of ISIS can also impact the price of oil tremendously.

The bottom line is that there are many varied causes for the fluctuation in the price of oil and natural gas, and the Company has no control over these factors.

If we are successful in finding commercial quantities of oil and/or gas, our revenues, operating results, financial condition and ability to borrow funds or obtain additional capital will depend substantially on prevailing prices for oil and natural gas. Declines in oil and gas prices may materially adversely affect our financial condition, liquidity, ability to obtain financing and operating results. Lower oil and gas prices also may reduce the amount of oil and gas that we could produce economically.

Historically, oil and gas prices and markets have been volatile, with prices fluctuating widely, and they are likely to continue to be volatile, making it impossible to predict with any certainty the future prices of oil and gas.

The insurance we carry is insufficient to cover all of the risks we face, which could result in significant financial exposure.

Exploration for and production of crude oil and natural gas can be hazardous, involving natural disasters and other unplanned unfortuitous events such as blowouts, well cratering, fire and explosion and loss of well control which can result in damage to or destruction of wells, injury to persons, loss of life, or damage to property and the environment. Exploration and production activities are also subject to risk from political developments such as terrorist acts, piracy, civil disturbances, war, expropriation or nationalization of assets, which can cause loss of or damage to our property.

As is customary within our industry, we maintain insurance against many, but not all, potential perils confronting our operations and in coverage amounts and deductible levels that we believe to be economic. Consistent with that profile, our insurance program is structured to provide us financial protection from unfavorable loss resulting from damages to or the loss of physical assets or loss of human life, liability claims of third parties, and exploratory drilling interruption attributed to certain assets and including such occurrences as well blowouts and resulting oil spills, at a level that balances cost of insurance with our assessment of risk and our ability to achieve a reasonable rate of return on our investments. Although we believe the coverage and amounts of insurance carried are adequate and consistent with industry practice, we do not have insurance protection against all the risks we face, because we chose not to insure certain risks, insurance is not available at a level that balances the cost of insurance and our desired rates of return, or actual losses exceed coverage limits. We regularly review our risks of loss and the cost and availability of insurance and revise our insurance program accordingly.

If an event occurs that is not covered by insurance or not fully protected by insured limits, it could have a significant adverse impact on our financial condition, results of operations and cash flows.

We face various risks associated with the trend toward increased activism against oil and gas exploration and development activities.

Opposition toward oil and gas drilling and development activity has been growing globally and is particularly pronounced in Organization for Economic Co-operation and Development (“OECD”) countries which include the U.S., the U.K and Israel. Companies in the oil and gas industry, such as ours, are often the target of activist efforts from both individuals and non-governmental organizations regarding environmental compliance and business practices, potential damage to fresh water sources, and safety, among other topics. Future activist efforts could result in the following:

•         delay or denial of drilling permits;

•         shortening of lease terms or reduction in lease size;

•         restrictions on installation or operation of gathering or processing facilities;

•         restrictions on the use of certain operating practices, such as hydraulic fracturing;

•         legal challenges or lawsuits;

•         damaging publicity about us;

•         increased costs of doing business;

•         reduction in demand for our products; and

•         other adverse effects on our ability to develop our properties and expand production.

Our need to incur costs associated with responding to these initiatives or complying with any resulting new legal or regulatory requirements resulting from these activities that are substantial and not adequately provided for, could have a material adverse effect on our business, financial condition and results of operations.

Economic risks may adversely affect our operations and/or inhibit our ability to raise additional capital.

Economically, our operations in Israel may be subject to:

•         exchange rate fluctuations;

•         royalty and tax increases and other risks arising out of Israeli State sovereignty over the mineral rights in Israel and its taxing authority; and

•         changes in Israel’s economy that could cause the legislation of oil and gas price controls.

Consequently, our operations may be substantially affected by local economic factors beyond our control, any of which could negatively affect our financial performance and prospects.

Legal risks could negatively affect our market value.

Legally, our operations in Israel may be subject to:

•         changes in the Petroleum Law resulting in modification of license and permit rights;

•         adoption of new legislation relating to the terms and conditions pursuant to which operations in the energy sector may be conducted;

•         changes in laws and policies affecting operations of foreign-based companies in Israel; and

•         changes in governmental energy and environmental policies or the personnel administering them.

The Israeli Energy Ministry has now enacted regulations relating to licensing requirements for entities engaged in the fuel sector that would result in our having to obtain additional licenses to market and sell hydrocarbons that may be discovered by us.

Further, in the event of a legal dispute in Israel, we may be subject to the exclusive jurisdiction of Israeli courts or we may not be successful in subjecting persons who are not Righted States residents to the jurisdiction of courts in the Righted States, either of which could adversely affect the outcome of a dispute.

The Ministry of Environmental Protection is considering proposed legislation relating to polluted materials, including their production, treatment, handling, storage and transportation, that may affect land or water resources. Persons engaged in activities involving these types of materials will be required to prepare environmental impact statements and remediation plans either prior to commencing activities or following the occurrence of an event that may cause pollution to land or water resources or endanger public health. We do now know and cannot predict whether any legislation in this area will be enacted and, if so, in what form and which of its provisions, if any, will relate to and affect our activities, how and to what extent.

There are limitations on the transfer of interests in our petroleum rights, which could impair our ability to raise additional funds to execute our business plan.

The Israeli government has the right to approve any transfer of rights and interests in any license or other petroleum right we hold or may be granted and any mortgage of any license or other petroleum rights to borrow money. If we attempt to raise additional funds through borrowings or joint ventures with other companies and are unable to obtain required approvals from the government, the value of your investment could be significantly diluted or even lost.

Our dependence on the limited contractors, equipment and professional services available in Israel may result in increased costs and possibly material delays in our work schedule.

Due to the lack of competitive resources in Israel, costs for our operations may be more expensive than costs for similar operations in other parts of the world. We are also more likely to incur delays in our drilling schedule and be subject to a greater risk of failure in meeting our required work schedule. Similarly, some of the oil field personnel we need to undertake our planned operations are not necessarily available in Israel or available on short notice for work in Israel. Any or all of the factors specified above may result in increased costs and delays in the work schedule.

Our dependence on Israeli local licenses and permits as well as new regulations calling for enhanced bank guarantees and insurance coverage may require more funds than we have budgeted and may cause delays in our work schedule.

In connection with drilling operations, we are subject to a number of Israeli local licenses and permits. Some of these are issued by the Israeli security forces, the Civil Aviation Authority, the Israeli Water Commission, the Israel Lands Authority, the holders of the surface rights in the lands on which we intend to conduct drilling operations, local and regional planning commissions and environmental authorities.

In the event of a commercial discovery and depending on the nature of the discovery and the production and related distribution equipment necessary to produce and sell the discovered hydrocarbons, we will be subject to additional licenses and permits, including from various departments in the Ministry of Energy and Water Resources, regional and local planning commissions, the environmental authorities and the Israel Lands Authority. If we are unable to obtain some or all of these permits or the time required to obtain them is longer than anticipated, we may have to alter or delay our planned work schedule, which would increase our costs.

If we are successful in finding commercial quantities of oil and/or gas, our operations will be subject to laws and regulations relating to the generation, storage, handling, emission, transportation and discharge of materials into the environment, which can adversely affect the cost, manner or feasibility of our doing business. Many Israeli laws and regulations require permits for the operation of various facilities, and these permits are subject to revocation, modification and renewal. Governmental authorities have the power to enforce compliance with their regulations, and violations could subject us to fines, injunctions or both.

If compliance with environmental regulations is more expensive than anticipated, it could adversely impact the profitability of our business.

Risks of substantial costs and liabilities related to environmental compliance issues are inherent in oil and gas operations. It is possible that other developments, such as stricter environmental laws and regulations, and claims for damages to property or persons resulting from oil and gas exploration and production, would result in substantial costs and liabilities. This could also cause our insurance premiums to be significantly greater than anticipated.

The unavailability or high cost of drilling rigs, equipment, supplies, other oil field services and personnel could adversely affect our ability to execute our exploration and development plans on a timely basis and within our budget.

Our industry is cyclical and, from time to time, there is a shortage of drilling rigs, equipment, supplies and oilfield services. There may also be a shortage of trained and experienced personnel. During these periods, the costs of such items are substantially greater and their availability may be limited, particularly in locations that typically have limited availability of equipment and personnel, such as the Eastern Mediterranean, where our operations are located. As a result, drilling rigs and oilfield services may not be available at rates that provide a satisfactory return on our investment.

Risks Related to our Common Stock

Our failure to comply with NASDAQ’s listing standards could result in the delisting of our Common Stock by NASDAQ from the NASDAQ Global Market and severely limit the ability to sell our Common Stock.

Our Common Stock is currently traded on the NASDAQ Global Market. Under NASDAQ’s listing maintenance standards, if the closing bid price of our Common Stock is under $1.00 per share for 30 consecutive trading days, NASDAQ will notify us that we may be delisted from the NASDAQ Global Market. If the closing bid price of our Common Stock does not thereafter regain compliance for a minimum of 10 consecutive trading days during the 180 days following notification by NASDAQ, NASDAQ may delist our Common Stock from trading on the NASDAQ Global Market. There can be no assurance that our Common Stock will remain eligible for trading on the NASDAQ Global Market. In addition, if our Common Stock is delisted, our stockholders would not be able to sell our Common Stock on the NASDAQ Global Market, and their ability to sell any of our Common Stock would be severely, if not completely, limited.

During the past year, our stock price has fluctuated from an intraday low of $1.36 to an intraday high of $2.24. If we are not able to maintain compliance with such continuing listing requirements going forward, our stock may be delisted from the NASDAQ Global Market, which could have a negative effect on the price of our Common Stock, as well as on our ability to raise additional funds.

We will likely issue additional Common Stock in the future, which would dilute the ownership interests of our existing stockholders.

In the future, we anticipate issuing additional securities in connection with capital raising efforts, including shares of our Common Stock or securities convertible into or exchangeable for our Common Stock, resulting in the dilution of the ownership interests of our stockholders. We are authorized under our Amended and Restated Certificate of Incorporation to issue 200,000,000 shares of common stock. As of June 19, 2015, there were 36,400,000 shares of our common stock issued and outstanding.

We have an effective shelf registration statement on Form S-3/A (File No. 333-193336) from which additional shares of our common stock and other securities can be issued. In addition, we may also issue additional shares of our common stock or securities convertible into or exchangeable for our common stock in connection with the hiring of personnel, future acquisitions, future private placements of our securities for capital raising purposes or for other business purposes. Future issuances of our common stock, or the perception that such issuances could occur, could have a material adverse effect on the price of our common stock. The current registration statement was declared effective by the SEC on March 27, 2014 and therefore, is effective until March 26, 2017 plus 180 days thereafter.

On March 13, 2014, the Company filed an S-3/A Form that is part of a replacement registration statement that was filed with the SEC using a “shelf” registration process. From time to time, the Company may offer up to $119,850,000 of any combination of the securities described in this prospectus, in the form of common stock, debt securities, warrants, and/or units.

When we offer a particular series of securities, we will describe the intended use of the net proceeds from that offering in a prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any. Therefore, we will retain broad discretion in the use of the net proceeds.

Because the likelihood of paying cash dividends on our common stock is remote at this time, stockholders must look primarily to appreciation of our common stock to realize a gain on their investments.

We do not know when or if we will pay cash dividends. We currently intend to retain future earnings, if any, to finance the expansion of our business. Our future dividend policy is within the discretion of our Board of Directors and will depend upon various factors, including our business, financial condition, results of operations, capital requirements and investment opportunities. Accordingly, stockholders must look solely to appreciation of our common stock to realize a gain on their investment. This appreciation may not occur. However, the Board hopes to eventually be able to pay out stock dividends, depending upon our future earnings, and prior to cash dividends.

Our stock price and trading volume may be volatile, which could result in losses for our stockholders.

The public market for our common stock has been characterized by significant price and volume fluctuations. There can be no assurance that the market price of our common stock will not decline below its current or historic price ranges. The market price may bear no relationship to the prospects, stage of development, existence of oil and gas reserves, revenues, earnings, assets or potential of our company and may not be indicative of our future business performance. The trading price of our common stock could be subject to wide fluctuations. Fluctuations in the price of oil and gas and related international political events can be expected to affect the price of our common stock.

In addition, the stock market in general has experienced extreme price and volume fluctuations that have affected the market price for many companies, sometimes unrelated to the operating performance of these companies. These market fluctuations, as well as general economic, political and market conditions, may have a material adverse effect on the market price of our common stock.

Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:

•         actual or anticipated quarterly variations in our operating results,

•         changes in expectations as to our future financial performance or changes in financial estimates, if any,

•         announcements relating to our business or the business of our competitors,

•         conditions generally affecting the oil and natural gas industry,

•         the success of our operating strategy, and

•         the operating and stock performance of other comparable companies.

Many of these factors are beyond our control, and we cannot predict their potential effects on the price of our common stock. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

In addition, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted against such companies. Such litigation, if instituted, and irrespective of the outcome of such litigation, could result in substantial costs and a diversion of management’s attention and resources and have a material adverse effect on our business and financial condition.

Risks Related to this Rights Offering and our Stock

Your interest in our company may be diluted as a result of this rights offering.

Shareholders who do not fully exercise their subscription rights for the Rights should expect that they will, at the completion of this offering, own a smaller proportional interest in our company than would otherwise be the case had they fully exercised their subscription rights.

Completion of this rights offering is not subject to us raising a minimum offering amount.

Completion of this offering is not subject to us raising a minimum offering amount and therefore proceeds may be insufficient to meet our objectives, thereby increasing the risk to investors in this offering, including investing in a company that continues to require capital.

This rights offering may cause the trading price of our Common Stock to decrease.

The per Right subscription price, together with the number of shares of Common Stock we propose to issue and ultimately will issue if the subscription rights for all of the Rights under this rights offering are exercised, may result in an immediate decrease in the market value of our Common Stock. We cannot predict the effect, if any, that the availability of shares for future sale, represented by the shares of Common Stock included in the Rights issued in connection with the rights offering, will have on the market price of our Common Stock from time to time.

Future sales of our Common Stock may adversely affect the prevailing market price for our Common Stock.

We are authorized to issue up to 200,000,000 shares of Common Stock, of which there were approximately 36,400,000 shares outstanding as of June 19, 2015. An additional 4,653,986 shares of Common Stock have been reserved for issuance upon the exercise of outstanding warrants and options previously issued. The issuance of additional shares of our Common Stock in connection with the above would dilute the interest in our company represented by each share of Common Stock.

Our stock price and trading volume may be volatile, which could result in losses for our stockholders.

The equity trading markets have recently experienced high volatility resulting in highly variable and unpredictable pricing of equity securities. If the turmoil in the equity trading markets continues, the market for our common stock could change in ways that may or may not be related to our business, our industry or our operating performance and financial condition. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:

•         actual or anticipated quarterly variations in our operating results, including further impairment to unproved oil and gas properties,

•         changes in expectations as to our future financial performance or changes in financial estimates, if any,

•         announcements relating to our business,

•         conditions generally affecting the oil and natural gas industry,

•         the success of our operating strategy, and

•         the operating and stock performance of other comparable companies.

Many of these factors are beyond our control, and we cannot predict their potential effects on the price of our Common Stock. During the past year, our stock price has fluctuated from an intraday low of $1.36 to an intraday high of $2.24. High volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

You should not consider the subscription prices of our Rights as an indication of the value of our company or our Common Stock.

Our Board of Directors set all of the terms and conditions of the rights offering, including the subscription price. The subscription price for four (4) shares of Common Stock at an exercise price of $1.75 per share, was based on several factors, including the book value of our common stock (which includes the value of our unproved oil and gas properties), the amount of proceeds desired, our need for equity capital, the need to provide an incentive to our current shareholders to exercise rights in the rights offering, the historic and current market price of our common stock, the historic volatility of the market price of our common stock, our business prospects and alternatives available to us for raising equity capital. The subscription price for four (4) shares of Common Stock at a purchase price of $1.75 per share, does not necessarily bear any relationship to our past operations, cash flows, book value, current financial condition, or any other established criteria for value. You should not consider the subscription price as an indication of the value of our company or our common stock.

You will not be able to revoke the exercise of your subscription rights.

Once you exercise your subscription rights, you may not revoke the exercise. Therefore, even if circumstances arise after you have subscribed in the offering that cause you to change your mind about investing in the Rights offered in this rights offering or the underlying Common Stock, or if the offering is extended, you will nonetheless be legally bound to proceed with your investment.

You must act promptly and follow instructions carefully if you want to exercise your rights.

Eligible participants and, if applicable, brokerage firms acting on their behalf, who desire to exercise Rights in the rights offering must act promptly to ensure that all required subscription agreements and payments are actually received by us with respect to the rights before the expiration of the subscription period at 5:00 p.m., Eastern Standard Time, on September 30, 2015. The time period to exercise rights is limited. If you or your brokerage firm fail to complete and sign the required rights subscription agreement, send an incorrect payment amount, or otherwise fail to follow the procedures that apply to the exercise of your rights, we may, depending on the circumstances, reject your exercise of rights or accept it to the extent of the payment received, in which event, your current investment in our company would be diluted. We cannot undertake to contact you concerning, or attempt to correct, an incomplete or incorrect rights subscription agreement or payment or contact you concerning whether a broker holds rights on your behalf. We have the sole discretion to determine whether an exercise properly follows the applicable procedures.

The receipt of subscription rights may be treated as a taxable distribution to you.

The distribution of the subscription rights in this rights offering should be a non-taxable distribution under Section 305(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Please see the discussion on the “Federal Income Tax Considerations” below. This position is not binding on the IRS, or the courts, however. If this rights offering is deemed to be part of a “disproportionate distribution” under Section 305 of the Code, your receipt of subscription rights in this offering may be treated as the receipt of a taxable distribution to you equal to the fair market value of the subscription rights. Any such distribution would be treated as dividend income to the extent of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Each holder of Common Stock is urged to consult his, her or its own tax advisor with respect to the particular tax consequences of this rights offering.

Cash dividends may not be paid to shareholders for the foreseeable future.

You may receive little or no cash dividends on your shares of Common Stock. The Board of Directors has not directed the payment of any dividend, does not anticipate paying cash dividends on the shares for the foreseeable future and intends to retain any future earnings to the extent necessary to develop and expand our business. Payment of cash dividends, if any, will depend, among other factors, on our earnings, capital requirements, and the general operating and financial condition, and will be subject to legal limitations on the payment of dividends out of paid-in capital. However, the Board hopes to eventually be able to pay out stock dividends, depending upon our future earnings, and prior to cash dividends to all shareholders.

USE OF PROCEEDS

Assuming that subscription rights for all of the common stock offered in this offering are exercised, we estimate that we would receive net proceeds of approximately $50,910,000 in this rights offering, after deducting estimated expenses of the rights offering of approximately $50,000.

Our work program calls for the use the net proceeds from this offering for (i) drilling the initial Megiddo-Jezreel #1 well in the Megiddo-Jezreel License, No. 401 and possibly a second well from the same drill pad, (ii) complete logging, interpretation and any production testing that may be deemed needed with respect to the well(s) (iii) carrying out geological and geophysical studies furthering our oil and gas exploration program in the License area and (iv) general corporate purposes.

The proceeds from the exercise of the subscription rights for the Rights in this rights offering (assuming all of the subscription rights are exercised) will enable us to undertake both drilling and non-drilling exploration activities, as detailed below. We intend to invest the net proceeds of this offering in short-term deposits, investment grade obligations or bank certificates of deposit in both Israel and the United States until the funds are required.

The following table sets forth the planned use of the proceeds from the exercise of the subscription rights for the Rights offered in this rights offering (assuming subscription rights for all Rights being offered are exercised):

	US$ thousands		%
Total Proceeds	$50,960	*	100%
Less: Estimated Offering Expenses	$50		0.000%
Net Proceeds from Offering	$50,910		99.99%

Use of Net Proceeds:
Operations on the Megiddo-Jezreel License area (including drill rig mobilization and seismic exploration and testing)	$5,000		9.82%
Drilling and testing wells on the Megiddo-Jezreel License area	$40,000		78.57%
Additional geological and geophysical studies on exploration areas	$2,000		3.93%
Reserve for Operations, G&A Expenses and Working Capital	$3,910		7.68%
Total Use of Net Proceeds	$50,910		100.00%

The foregoing reflects only estimates of the use of the proceeds from the exercise of the subscription rights. Actual expenditures may vary materially from these estimates.

CAPITALIZATION

The following table sets forth a summary of our capitalization on an historical basis as of March 31, 2015. For the purpose of this table, we have assumed that all of the rights were exercised in the new rights offering. However, there can be no assurance that the rights will be exercised. You should read this information in conjunction with our financial statements and the notes thereto which are incorporated by reference into this prospectus.

	Amount of Capitalization as of March 31, 2015
	Actual ($) (thousands)	As Adjusted(1) ($) (thousands)
Stockholders’ equity:
Common stock – par value $0.01 per share	$360	$651
Additional paid in capital	$145,569	$196,238
Accumulated deficit	$(137,205)	$(137,205)
Total stockholders’ equity and capitalization	$8,724	$59,684

____________

(1)      Assumes that all subscriptions rights for all Rights will be exercised in the offering.

For the purpose of this table, we have assumed that all of the rights to exercise the common stock ARE exercised in the new rights offering. However, there can be no assurance that the rights for all of the common stock will be exercised. You should read this information in conjunction with our financial statements and the notes thereto which are incorporated by reference into this prospectus.

DETERMINATION OF OFFERING PRICE

The Right subscription price for the rights offering was set by our Board of Directors. In determining the subscription price, our Board considered a number of factors, including: our business prospects; the need to offer shares at a price that would be attractive to our investors; general conditions in the securities market; the likely cost of capital from other sources. The subscription price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities, the amount of proceeds desired, our need for equity capital, the historic and current market price of our common stock, the historic volatility of the market price of our common stock, our business prospects, alternatives available to us for raising equity capital, the pricing of similar transactions and the liquidity of our common stock. The subscription price does not necessarily bear any relationship to our past operations, cash flows, book value, current financial condition, or any other established criteria for value. You should not consider the subscription price as an indication of the value of Zion Oil & Gas, Inc. or our common stock.

DILUTION

As of March 31, 2015, our net tangible book value was $8,724,000, or $0.24 per share of common stock. Net tangible book value is the aggregate amount of our tangible assets less our total liabilities. Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of shares of common stock outstanding on March 31, 2015.

Assuming that subscription rights for all of the common stock are exercised (even though we do not anticipate that this will be the case), dilution would be calculated as follows. After giving effect to the issuance of approximately 29,120,000 shares of our common stock included in the subscription rights and after deducting offering expenses (estimated), $50,000, our net tangible book value would increase to approximately $59,634,000 and the tangible net book value per share would increase to $0.92. “Dilution” is determined by subtracting net tangible book value per share after the offering from the Right subscription price paid by investors exercising the Rights. The following table illustrates this per share dilution to subscribers in this rights offering, as illustrated in the following table:

Assumed public offering price per share of common stock		$1.75
Net tangible book value per share before this Offering	$0.24
Increase per share attributable to new shares	$0.67
Adjusted net tangible book value per share after this Offering		$0.92
Dilution per share for new shares		$0.83
Percentage dilution		47.63%

THE RIGHTS OFFERING

Before exercising any subscription rights, you should read carefully the information set forth under “Risk Factors” beginning on page S-13.

Terms of the Offer

We are distributing, at no cost, non-transferable subscription rights (each “Right” and collectively the “Rights”) of its securities, to persons who owned shares of our Common Stock on June 19, 2015. Each whole subscription right entitles you to purchase four (4) shares of Common Stock at a purchase price of $1.75 per share.

For example, if you own 100 shares of Zion Common Stock, you will be entitled to 20 Rights under this offering. This gives you the right to exercise up to 80 shares of Common Stock at $1.75 per share, or $140.00.

The subscription rights will expire, if they are not exercised by 5:00 p.m., Eastern Standard Time, on September 30, 2015, which date we refer to as the expiration date. We may extend the expiration date in our sole discretion, on one or more occasions.

To exercise subscription rights, holders must return the properly completed subscription rights certificate and any other required documents along with full payment of the subscription price for all Rights for which subscriptions are exercised by the expiration date. Any subscription rights not exercised by the expiration date will expire worthless without any payment to the holders of those unexercised subscription rights.

There is no minimum subscription amount required for consummation of this rights offering. We may cancel this rights offering at any time prior to the expiration date for any reason. In the event that we cancel the rights offering, all subscription payments received by the subscription agent will be returned, without interest or deduction, as soon as practicable.

Our Common Stock is quoted on the NASDAQ Global Market under the symbol “ZN.” The shares of Common Stock included in the rights offering will also be listed as additional shares on the NASDAQ Global Market under the “ZN” symbol. The subscription rights are non-transferable during and after the subscription period.

The Subscription Rights

Basic Subscription Rights

We are distributing, at no cost, non-transferable subscription rights (each “Right” and collectively the “Rights”) of its securities, to persons who owned shares of our Common Stock on June 19, 2015. Each whole subscription right entitles you to purchase four (4) shares of Common Stock at a purchase price of $1.75 per share.

You will receive 0.20 (one fifth) of a subscription right (i.e., ONE subscription right for each FIVE shares) for each share of Common Stock that you owned on June 19, 2015.

You will not receive fractional subscription rights during the rights offering, but instead we will round your total number of subscription rights down to the next lowest whole number.

If you wish to exercise your subscription rights, you must do so before the close of business on September 30, 2015 or such later date as we may extend the offering to in our sole discretion. After that date, the subscription rights will expire and will no longer be exercisable. You will receive certificates representing the shares of Common Stock that you exercise pursuant to your subscription rights as soon as practicable after the expiration date of the rights offering. We will not be issuing any certificate or instrument evidencing the Rights being subscribed for upon exercise of your subscription rights. Upon issuance, the shares of Common Stock included in each Right subscribed for are detachable and separately tradable.

Over-Subscription Rights

Subject to the allocation described below, each subscription right also grants the holder an over-subscription right to exercise additional shares that were not subscribed to by other rights holders pursuant to their basic subscription rights. You are entitled to exercise your over-subscription right only if you exercise your basic subscription right in full.

If you wish to exercise your over-subscription right, you should indicate the number of additional shares that you would like to exercise in the space provided on your rights subscription agreement. When you send in your rights subscription agreement, you must also send the full subscription price for the number of additional shares that you have requested to exercise (in addition to the payment due for shares exercised through your basic subscription right). If the number of Rights remaining after the exercise of all basic subscription rights is not sufficient to satisfy all requests for Rights pursuant to over-subscription rights, then the available Rights will be prorated among those who properly exercised oversubscription rights based on the number of Rights each rights holder subscribed for under the basic subscription right. However, if your pro-rata allocation exceeds the number of Rights you requested on your rights subscription agreement then you will receive only the number of Rights that you requested, and the remaining Rights from your pro-rata allocation will be divided among other rights holders exercising their over-subscription rights.

As soon as practicable after the expiration date of the rights offering, we will determine the number of Rights that you may exercise pursuant to the over-subscription right. You will receive certificates representing these securities as soon as practicable after the expiration date and after all allocations and adjustments have been effected. If you request and pay for more Rights than are allocated to you, we will refund the overpayment, without interest. In connection with the exercise of the over-subscription right, banks, brokers and other nominee holders of subscription rights who act on behalf of beneficial owners will be required to certify to us as to the aggregate number of subscription rights exercised, and the number of Rights requested through the over-subscription right, by each beneficial owner on whose behalf the nominee holder is acting. If you hold your shares through a brokerage account, you should note that most brokerage firms permit the beneficial owner to exercise their rights on one occasion only. Accordingly, if you plan to exercise your over-subscription right, you should do so at the time that you submit your subscription to your brokerage firm.

Subscription Price

The subscription price under the subscription rights for four (4) shares of Common Stock is a purchase price of $1.75 per share. The subscription price does not necessarily bear any relationship to our past or expected future results of operations, cash flows, current financial condition, or any other established criteria for value. No change will be made to the cash subscription price by reason of changes in the trading price of our common stock or other factors prior to the closing of this offering.

Determination of Subscription Price

Our Board of Directors set all of the terms and conditions of this offering, including the subscription price. Our Board determined that the subscription price should be designed to provide an incentive to our current shareholders to exercise their rights in the rights offering. In establishing the subscription price, our board of directors considered the book value of our common stock and various other factors, including the amount of proceeds desired, our need for equity capital, the historic and current market price of our common stock, the historic volatility of the market price of our common stock, our business prospects, general conditions in the oil and gas industry, alternatives available to us for raising equity capital, the pricing of similar transactions and the liquidity of our common stock. We did not seek or obtain any opinion of financial advisors or investment bankers in establishing the subscription price for the offering. You should not consider the subscription price as an indication of the value of our company or our common stock.

Expiration Date

The rights will expire at 5:00 p.m., Eastern Standard Time, on September 30, 2015, unless we decide, in our sole discretion, to extend the rights offering. If the commencement of the rights offering is delayed, the expiration date may be similarly extended. If you do not exercise your subscription rights prior to specified expiration date, whether it be the initial expiration date or a subsequently extended date, your subscription rights will be null and void. We will not be required to issue shares of Common Stock to you if we receive your subscription agreement or your payment after the specified expiration date, regardless of when you sent the subscription agreement and payment, unless you send the documents in compliance with the guaranteed delivery procedures described below. Payments sent by bank wire or bank transfer by the expiration of the rights offering will be effective as long as the funds are received and cleared within normal banking days of our accounts.

Extensions, Cancellation and Termination

Expiration and Extensions. You may exercise your subscription rights at any time before 5:00 p.m., Eastern Standard Time, on September 30, 2015, the expiration date of the rights offering, unless extended. We may extend the expiration date for exercising your subscription rights in our sole discretion. Any extension of this offering will be followed as promptly as practicable by an announcement, and in no event later than 9:00 a.m., Eastern Standard Time, on the next business day following the previously scheduled expiration date.

Any subscription rights not exercised at or before the expiration date will have no value and expire without any payment to the holders of those unexercised subscription rights. We will not be obligated to honor your exercise of subscription rights if the subscription agent receives the documents relating to your exercise after the rights offering expires, regardless of when you transmitted the documents.

Termination; Cancellation. We may cancel or terminate the rights offering at any time prior to the expiration date. Any cancellation or termination of this offering will be followed as promptly as practicable by an announcement of the cancellation or termination and any money received form subscribing rights holders will be returned as soon as practicable, without interest or deduction.

Non-Transferability of Subscription Rights

Except in the limited circumstances described below, only you may exercise your subscription rights. You may not sell, give away or otherwise transfer your subscription rights.

Notwithstanding the foregoing, you may transfer your rights to an existing 401(k), IRA or other similar investment plan (subject to all of the rules, regulations and restrictions of such plan) established for your benefit, or that plan may transfer such rights to you, provided that, in each case, such transfer is otherwise in compliance with all applicable federal and state securities laws. Your rights also may be transferred to any of your affiliates or by operation of law. For example, a transfer of rights to the estate of the recipient upon the death of the recipient would be permitted. As used in this paragraph, an affiliate means any person (including a 401(k), IRA or other similar investment plan subject to all the applicable rules, regulations and restrictions of such plan, a partnership, corporation or other legal entity such as a trust or estate) which controls, is controlled by or is under common control with you. If your rights are transferred as permitted, evidence satisfactory to us that the transfer was proper must be received by us prior to the expiration date of this offering.

Exercise of Subscription Rights

You may exercise your subscription rights by delivering to us on or prior to the expiration date:

•         A properly completed and duly executed subscription agreement;

•         Any required signature guarantees or other supplemental documentation; and

•         Payment in full for each whole subscription right of four (4) shares of Common Stock at a purchase price of $1.75 per share to be purchased pursuant to the basic subscription rights and the over-subscription rights.

You should deliver your subscription agreement and payment to us at the address shown under the heading “Subscription Agent.” We will not pay you interest on funds delivered for the exercise of rights.

You bear all risk for the method of delivery of rights subscription agreements, any necessary accompanying documents and payment of the subscription price. If you send the rights subscription agreement and other items by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. You should allow a sufficient number of days to ensure delivery and clearance of cash payment prior to the expiration time.

We reserve the right to reject any exercise of subscription rights if the exercise does not fully comply with the terms of the rights offering or is not in proper form or if the exercise of rights would be unlawful.

Method of Payment

Payment for the Rights must be made by check or bank draft (cashier’s check) drawn upon a U.S. bank or a money order payable to “Zion Oil & Gas”, or by wire (bank) transfer of immediately available funds to an account maintained by us. Any wire transfer of funds should clearly indicate the identity of the subscriber who is paying the subscription price by the wire transfer. Payment will be deemed to have been received only upon:

•         receipt and clearance of any uncertified check;

•         receipt by Zion of any certified check or bank draft drawn upon a U.S. bank, any money order or any funds transferred by wire transfers or bank transfers, or any foreign funds transferred by bank transfers to our accounts at Citibank, N.A., London Branch;

•         payments sent by bank wire or bank transfer by the expiration of the rights offering will be effective as long as the funds are received and cleared within normal banking days of our accounts; or

•         receipt of good funds in an account maintained by us, designated above.

Please note that funds paid by uncertified personal check may take at least five business days to clear. Accordingly, if you wish to pay by means of an uncertified personal check, we urge you to make payment sufficiently in advance of the expiration date to ensure that we receive cleared funds before that date. We also urge you to consider payment by means of a certified or cashier’s check or money order.

Guaranteed Delivery Procedures

If you wish to exercise your rights, but you do not have sufficient time to deliver the rights subscription agreement evidencing your rights to us before the expiration of the subscription period, you may exercise your rights by the following guaranteed delivery procedures:

•         provide your payment in full of the subscription price for each share of common stock being subscribed for pursuant to the basic subscription rights and the over-subscription right to us before the expiration time;

•         deliver a notice of guaranteed delivery to us at or before the expiration time; and

•         deliver the properly completed rights certificate evidencing the rights being exercised, and, if applicable for a nominee holder, the related nominee holder certification, with any required signatures medallion guaranteed, to us, within three business days following the expiration time.

Your notice of guaranteed delivery must be substantially in the form provided with the “Instructions for Use of ZION OIL & GAS, INC. Subscription Certificates” distributed to you with your rights notification. Your notice of guaranteed delivery must come from an eligible institution which is a member of, or a participant in, a signature guarantee medallion program acceptable to Zion. In your notice of guaranteed delivery you must state:

•         your name;

•         the number of rights represented by your rights subscription agreement, the number of shares of Common Stock you are subscribing for pursuant to your subscription rights; and

•         your guarantee that you will deliver to us any rights subscription agreements evidencing the rights you are exercising within three business days following the expiration time.

You may deliver the notice of guaranteed delivery to us in the same manner as the rights subscription agreement at the addresses set forth under the heading “Subscription Agent.”

Eligible institutions may also transmit the notice of guaranteed delivery to us by facsimile transmission to (214) 221-6510. To confirm facsimile deliveries, you may call (214) 221-4610.

Signature Guarantees

Signatures on the subscription agreement do not need to be guaranteed, if either the subscription agreement provides that the shares of Common Stock included in the Rights to be exercised are to be delivered directly to the record owner of such subscription rights, or the subscription agreement is submitted for the account of a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the Righted States. Signatures on all other subscription certificates must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, subject to the standards and procedures adopted by the Zion. Eligible Guarantor Institutions include banks, brokers, dealers, credit unions, and national securities exchanges and savings associations.

Rights of Subscribers

Your exercise of rights in this rights offering will give you no additional rights as a shareholder until the shares you have agreed to exercise in the rights offering are deemed issued to you.

No Revocation of Exercised Rights

Once you send in your subscription agreement and payment, you cannot revoke the exercise of your subscription rights, even if the subscription period has not yet ended, we extend the subscription period, you later learn information about us that you consider to be unfavorable or the market price of our common stock declines significantly. You should not exercise your subscription rights, unless you are certain that you wish to exercise Rights in this rights offering for four (4) shares of Common Stock at a purchase price of $1.75 per share.

Issuance of Common Stock

We will issue the shares of our Common Stock included in the Rights which are exercised in the rights offering as soon as possible following the expiration date of the rights offering. The shares of Common Stock will be issued to those subscribers who have timely and properly completed subscription agreements, along with payment of the subscription price, for each Right subscribed for. Each subscribing holder’s new shares of Common Stock will be issued in the same form, certificated or book-entry, as the rights exercised by that holder. We will not be issuing any certificate or instrument evidencing the Rights being subscribed for. Upon issuance, the shares of Common Stock included in each Right subscribed for are detachable and separately tradable.

Your payment of the aggregate subscription price for our common stock will be deposited into accounts maintained by us. We will not pay you any interest on funds paid for your rights exercise, regardless of whether the funds are applied to the subscription price or returned to you. You will have no rights as a shareholder of our company with respect to the subscribed for Rights until the certificates representing the shares of Common Stock included in the subscribed for Rights are issued to you or such securities are deposited in the book-entry account held on your behalf by our transfer agent, American Stock Transfer & Trust Company, LLC. Certificates representing your securities or book-entries will be made as practically as possible after the expiration of the rights offering. Upon our issuance of the Common Stock certificates or the deposit of such securities in the applicable book-entry account, you will be deemed the owner of the securities you purchased by exercise of your rights. Unless otherwise instructed in the rights subscription agreement, the securities issued to you pursuant to your subscription will be registered in your name or the name of your nominee, if applicable. You will not receive fractional subscription rights during the rights offering, but instead we will round your total number of subscription rights down to the next lowest whole number.

Shares Held for Others

If you are a broker, a trustee or a depository for securities, or you otherwise hold shares of Common Stock for the account of others as a nominee holder, you should promptly notify the beneficial owner of such shares as soon as possible to obtain instructions with respect to their subscription rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate subscription agreement and the related nominee holder certification and submit them to us with the proper payment.

If you are a beneficial owner of Common Stock held by a nominee holder, such as a broker, trustee or a depository for securities, we will ask your broker, dealer or other nominee to notify you of this rights offering. If you wish to exercise Rights through this rights offering, you should contact the holder and ask him or her to effect transactions in accordance with your instructions on a form provided by your nominee holder with the other rights offering materials. If you hold your shares through a brokerage account, you should note that most brokerage firms permit the beneficial owner to exercise their rights on one occasion only. Accordingly, if you plan to exercise your over-subscription right, you should make sure to do so at the time that you submit your subscription to your brokerage firm.

Ambiguities in Exercise of Subscription Rights

If you do not specify the number of Rights being subscribed for on your subscription certificate, or if your payment is not sufficient to pay the total subscription price for all of the Rights you indicated you wished to purchase, you will be deemed to have subscribed for the maximum number of Rights that could be subscribed for with the payment that we receive from you. If the aggregate subscription price paid by you exceeds the amount necessary to exercise the number of Rights for which you have indicated an intention to subscribe, then you will be deemed to have exercised the over-subscription rights to the full extent of the excess payment tendered, to exercise, to the extent available, that number of Rights equal to the quotient obtained by dividing the excess payment tendered by the subscription price. Any remaining amount shall be returned to you by mail, without interest or deduction, as soon as practicable after the expiration date and after all proration and adjustments contemplated by the terms of the rights offering have been effected.

Regulatory Limitation

We are not making the rights offering in any state or other jurisdiction in which it is unlawful to do so. We will not sell or accept an offer to exercise Rights from you if you are a resident of any state or other jurisdiction in which the sale or offer of the rights would be unlawful. We may delay the commencement of the rights offering in certain states or other jurisdictions in order to comply with the laws of those states or other jurisdictions. However, we may decide, in our sole discretion, not to modify the terms of the rights offering as may be requested by certain states or other jurisdictions. If that happens and you are a resident of the state or jurisdiction that requests the modification, you will not be eligible to participate in the rights offering. We do not currently intend to make any changes in the terms of the rights offering.

We will not be required to issue to you shares of Common Stock pursuant to the rights offering if, in our opinion, you would be required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control such securities if, at the time the subscription rights expire, you have not obtained such clearance or approval.

Our Decision Binding

All questions concerning the timeliness, validity, form and eligibility of any exercise of subscription rights will be determined by us, and our determinations will be final and binding. In our sole discretion, we may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we may determine, or reject the purported exercise of any subscription right by reason of any defect or irregularity in any exercise. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived by us or cured within such time as we determine in our sole discretion. We will not be under any duty to notify you of any defect or irregularity in connection with the submission of a subscription agreement or incur any liability for failure to give you that notice.

Shares of Common Stock Outstanding After the Rights Offering

As of June 19, 2015, we had outstanding 36,400,000 shares of our Common Stock and an additional 4,653,986 shares of Common Stock have been reserved for issuance upon the exercise of certain outstanding warrants and options. Assuming subscriptions are received for all of the subscription rights (and none of our outstanding warrants and options are exercised), 65,520,000 shares of Common Stock will be outstanding and 4,653,986 shares of Common Stock will have been reserved for issuance upon the exercise of certain outstanding warrants and options, This would represent an increase of approximately 80.0% in the number of outstanding shares of Common Stock. If you do not fully exercise your subscription rights but others do, the percentage of our Common Stock that you hold will decrease.

No Recommendations

Neither we nor our Board of Directors are making any recommendation as to whether or not you should exercise your subscription rights. You should make your decision based on your own assessment of your best interests.

Important

PLEASE CAREFULLY READ THE INSTRUCTIONS ACCOMPANYING THE SUBSCRIPTION AGREEMENT AND FOLLOW THOSE INSTRUCTIONS IN DETAIL. YOU ARE RESPONSIBLE FOR CHOOSING THE PAYMENT AND DELIVERY METHOD FOR YOUR SUBSCRIPTION AGREEMENT, AND YOU BEAR THE RISKS ASSOCIATED WITH SUCH DELIVERY. IF YOU CHOOSE TO DELIVER YOUR SUBSCRIPTION AGREEMENT AND PAYMENT BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED. WE ALSO RECOMMEND THAT YOU ALLOW A SUFFICIENT NUMBER OF DAYS TO ENSURE DELIVERY AND CLEARANCE OF PAYMENT PRIOR TO THE EXPIRATION DATE. BECAUSE UNCERTIFIED PERSONAL CHECKS MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR, WE STRONGLY URGE YOU TO PAY, OR ARRANGE FOR PAYMENT, BY MEANS OF CERTIFIED OR CASHIER’S CHECK OR MONEY ORDER.

If You Have Questions

If you have questions or need assistance concerning the procedure for exercising subscription rights, or if you would like additional copies of this prospectus, the Instructions, or the Notice of Guaranteed Delivery, you should contact:

Zion Oil & Gas, Inc.

6510 Abrams Rd., Suite 300

Dallas, TX 75231

(214) 221-4610 or (888) 891-9466

e-mail: invest@zionoil.com

PLAN OF DISTRIBUTION

Immediately following the effective date of this Prospectus, we will distribute at no cost the subscription rights and copies of this prospectus to all holders of record of our Common Stock on June 19, 2015. If you wish to exercise your basic subscription rights and the over-subscription rights, you should complete the subscription agreement and return it, with payment for the Rights, to us, to 6510 Abrams Rd., Suite 300, Dallas, TX 75231. If you have any questions, you should contact Zion Oil & Gas at (214) 221-4610 or (888) 891-9466.

FEDERAL INCOME TAX CONSIDERATIONS

The following summarizes the material federal income tax consequences to U.S. holders, as defined below, of the receipt, lapse, or exercise of the subscription rights distributed to you pursuant to the rights offering. This discussion does not address the tax consequences of the rights offering under applicable state, local or foreign tax laws. Moreover, this discussion does not address every aspect of taxation that may be relevant to a particular taxpayer under special circumstances or who is subject to special treatment under applicable law and is not intended to be applicable in all respects to all categories of investors. For example, certain types of investors, such as insurance companies, tax-exempt persons, financial institutions, regulated investment companies, dealers in securities, persons who hold their shares of our common stock as part of a hedging, straddle, constructive sale or conversion transaction, persons whose functional currency is not the U.S. dollar and persons who are not treated as a U.S. shareholder could be subject to different tax consequences.

For purposes of this disclosure, a U.S. holder is a holder of our common stock that is:

•         a citizen or resident of the Righted States,

•         a corporation, partnership or other entity created in, or organized under the laws of the Righted States or any state or political subdivision thereof;

•         an estate the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•         a trust that (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that was in existence on August 20, 1996, was treated as a U.S. person on the previous day, and elected to continue to be so treated.

This summary is based on the Internal Revenue Code of 1986, as amended (which we will refer to as the “Code”), the Treasury regulations promulgated thereunder, judicial authority and current administrative rules and practice, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service, so as to result in U.S. federal income tax consequences different from those discussed below. The discussion that follows neither binds nor precludes the Internal Revenue Service from adopting a position contrary to that expressed in this prospectus, and we cannot assure you that such a contrary position could not be asserted successfully by the Internal Revenue Service or adopted by a court if the positions were litigated. We have not obtained a ruling from the Internal Revenue Service or a written opinion from tax counsel with respect to the federal income tax consequences discussed below. This discussion assumes that your shares of common stock and the subscription rights and shares issued to you during the rights offering constitute capital assets within the meaning of Code Section 1221.

THIS DISCUSSION IS INCLUDED FOR YOUR GENERAL INFORMATION ONLY. YOU SHOULD CONSULT YOUR TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES TO YOU OF THE RIGHTS OFFERING IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES, INCLUDING ANY STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

Subscription Rights

Each whole subscription right entitles eligible stockholders the right to exercise for four (4) shares of Common Stock at a purchase right of $1.75 per share. Generally, the distribution of stock by a corporation to its shareholders with respect to their stock is not taxable to such shareholders pursuant to Section 305(a) of the Code. For such purpose, a distribution of rights to acquire stock of the distributing corporation constitutes a distribution of stock. However, if a distribution of stock or rights to acquire stock is within one of several exceptions to the general rule of Section 305(a) set forth in Section 305(b) of the Code, the distribution may be taxable to the shareholders of the distributing corporation as described below.

Section 305(b)(2) is an exception to the general rule of Section 305(a) that applies to a “disproportionate distribution.” Pursuant to Section 305(b)(2), a distribution (or a series of distributions of which such a distribution is one) of stock rights constitutes a “disproportionate distribution,” and is therefore taxable, if the distribution results in (a) the receipt of property, including cash, by some shareholders, and (b) an increase in the proportionate interest of other shareholders in the assets or earnings and profits of the distributing corporation. For this purpose, the term “property” means money, securities, and any other property, except that such term does not include stock in the corporation making the distribution or rights to acquire such stock. A “series of distributions” encompasses all distributions of stock made or deemed made by a corporation which have the result of receipt of cash or property by some shareholders and an increase in the proportionate interests of other shareholders. It is not necessary for a distribution of stock to be considered as one of a series of distributions that such distribution be pursuant to a plan to distribute cash and property to some shareholders and to increase the proportionate interests of the other shareholders, rather it is sufficient if there is a distribution (or a deemed distribution) having such effect. In addition, there is no requirement that both elements of Section 305(b)(2) of the Code occur in the form of a distribution or series of distributions as long as the result is that some shareholders receive cash and property and other shareholders’ proportionate interests increase. Under the applicable Treasury Regulations, where the receipt of cash or property occurs more than 36 months following a distribution or series of distributions of stock, or where a distribution is made more than 36 months following the receipt of cash or property, such distribution or distributions will be presumed not to result in the receipt of cash or property by some shareholders and an increase in the proportionate interest of other shareholders, unless the receipt of cash or property by some shareholders and the distribution or series of distributions are made pursuant to a plan.

We believe that the distribution of rights in the rights offering does not constitute an increase in the proportionate interest of some shareholders in the assets or earnings and profits of Zion Oil & Gas for the purpose of Section 305(b)(2) because all of our stockholders will receive rights in the rights offering based upon their respective ownership our common stock. Accordingly, we do not believe that the rights offering should constitute part of a “disproportionate distribution,” pursuant to Section 305(b)(2) of the Code. However, there can be no assurances that our application of Section 305 to the rights offerings is accurate. In the event the IRS successfully asserts that your receipt of subscription rights is currently taxable pursuant to Section 305(b) of the Code, the discussion under the heading “Alternative Treatment of Subscription Rights” describes the tax consequences that will result from such a determination.

Receipt of Subscription Rights

You should not recognize any gain or other income upon receipt of a subscription right in the rights offering. However, there can be no assurance of this result. Your tax basis in each subscription right for United States federal income tax purposes will depend on the fair market value of the subscription rights you receive and the fair market value of your existing shares of stock on the date you receive the subscription rights. The tax basis of the subscription rights received by you in the subscription rights offering will be zero unless either (i) the fair market value of the subscription rights on the date of issuance is 15% or more of the fair market value (on the date of issuance of the rights) of the common stock with respect to which they are received or (ii) you properly elect, in your federal income tax return for the taxable year in which the subscription rights are received, to allocate part of your basis in your common stock to the subscription rights. If either (i) or (ii) is true, then if you exercise the subscription rights, your basis in the common stock will be allocated between the Common Stock and the rights in proportion to the fair market value of each on the date the rights are issued in proportion to their respective fair market values on the date the subscription rights are distributed. In addition, any tax basis allocated to the subscription rights must be apportioned between the right to receive shares of Common Stock include in the Right, in proportion to the respective fair market values on the date you receive the subscription rights.

Your holding period for subscription rights will include your holding period for the shares of common stock upon which the subscription right is issued.

Expiration of Subscription Rights.

If you allow subscription rights received in the subscription rights offering to expire, you should not recognize any gain or loss. If you have tax basis in the subscription rights, the tax basis of the shares owned by you with respect to which such subscription rights were distributed will be restored to the tax basis of such shares immediately prior to the receipt of the subscription rights in the subscription rights offering.

Exercise of Subscription Rights

You should not recognize a gain or loss on the exercise of a subscription right. The tax basis of Common Stock acquired through exercise of your subscription rights will be equal to the sum of your tax basis (if any) in the subscription right exercised and the subscription price.

The holding period of the shares of Common Stock exercised through the rights offering will begin on the date that you exercise your subscription rights.

Alternative Treatment of Subscription Rights

Receipt

If the IRS were to successfully assert that the distribution of the subscription rights in the rights offering resulted in a “disproportionate” distribution or is otherwise taxable pursuant to Section 305(b), each holder would be considered to have received a distribution with respect to such holder’s stock in an amount equal to the fair market value of the subscription rights received by such holder on the date of the distribution. This distribution generally would be taxed as dividend income to the extent of your ratable share of our current and accumulated earnings and profits. The amount of any distribution in excess of our earnings and profits will be applied to reduce, but not below zero, your tax basis in your stock, and any excess generally will be taxable to you as capital gain (long-term, if your holding period with respect to your common stock is more than one year as of the date of distribution, and otherwise short-term). Under current law for taxable years beginning prior to July 2, 2015, so long as certain holding period requirements are satisfied, the maximum federal income tax rate on most dividends received by individuals is generally 15% or 20%. Your tax basis in the subscription rights received pursuant to the rights offering would be equal to their fair market value on the date of distribution and the holding period for the rights would begin upon receipt.

Expiration

Assuming the receipt of subscription rights in the rights offering is a taxable event, if your subscription rights lapse without being exercised, you will recognize a capital loss equal to your tax basis in such expired subscription rights. The deductibility of capital losses is subject to limitations.

STATE AND FOREIGN SECURITIES LAWS

The rights offering is not being made in any state or other jurisdiction in which it is unlawful to do so. We may delay the commencement of the rights offering in certain states or other jurisdictions in order to comply with the securities law requirements of such states or other jurisdictions. In our sole discretion, we may decline to make modifications to the terms of the rights offering requested by certain states or other jurisdictions, in which case shareholders who live in those states or jurisdictions will not be eligible to participate in the rights offering.

LEGAL MATTERS

Pearl Cohen Zedek Latzer Baratz (“Pearl Cohen”) is an international law firm with offices in the United States, Israel and the United Kingdom. Pearl Cohen will pass on the validity of the issuance of the securities offered by this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced in this way is considered part of this prospectus and any prospectus supplement. Any information filed with the SEC after the date on the cover of this prospectus or any prospectus supplement will automatically be deemed to update and supersede this prospectus and such prospectus supplement. We incorporate by reference the documents listed below and any future filings made by us with the SEC with file number 001-33228 under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until all of the securities described in this prospectus are sold:

•         our Annual Report on Form 10-K for the year ended December 31, 2014 filed on March 18, 2015;

•         Our definitive proxy statement filed on April 16, 2015;

•         our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 filed on May 7, 2015;

•         our Current Reports on Form 8-K filed on January 13, 2015, February 15, 2015 (as subsequently amended partially by Current Report on Form 8-K/A filed on March 24, 2015), February 25, 2015, April 1, 2015, April 20, 2015, May 1, 2015, June 11, 2015 and June 17, 2015;

•         the description of our Common Stock in our registration statement on Form 8-A filed with the SEC on December 29, 2006, including any amendments or reports filed for the purpose of updating such description; and

•         all future filings that we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of filing of the registration statement on Form S-3 of which this prospectus is a part and prior to the termination or completion of any offering of securities under this prospectus and all applicable prospectus supplements (except, in each case, for information contained in any such filing that is furnished and not “filed” under the Exchange Act), which filings will be deemed to be incorporated by reference in this prospectus, as supplemented by the applicable prospectus supplement, and to be a part hereof from the respective dates of such filings.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the information that is incorporated by reference in this prospectus. Requests for such documents should be directed to: Shareholder Relations, Zion Oil & Gas, Inc., 6510 Abrams Rd., Suite 300, Dallas, TX 75231.

This prospectus is part of a registration statement on Form S-3/A that we filed with the SEC. That registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet website.

You should rely only on the information in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents that are incorporated herein or therein by reference. We have not authorized anyone else to provide you with different information. We are not offering these securities in any state where the offer is prohibited by law. You should not assume that the information in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus or any document incorporated by reference into any of them is accurate as of any date other than the date of the applicable document.

ANNEX A-1

RIGHTS OFFERING

EXPIRES September 30, 2015

Dear Shareholder,

Because of your faithfulness and support for Zion Oil & Gas, we are including you in an exclusive Rights Offering. One whole Right is being granted for every five shares of Zion common stock you own as of June 19, 2015. Each whole subscription right entitles you to purchase four shares of Zion stock at a purchase price of $1.75 per share. You may also choose to over-subscribe for Rights that remain after the offering closes.

Account Name:
Account Address:
Account No.:	Total Shares:
Rights ID:	No. of Rights:

This offering will help Zion Oil & Gas drill our next well(s) within the Megiddo-Jezreel License. Complete this form to participate or go online to www.zionoil.com/rights by using the password ****** with the information above. Whether participating by mail or online, it is important that you keep a copy of this form for reference.

For a complete description of the terms and conditions of this Rights Offering, please refer to the included Prospectus Supplement dated July 6, 2015. You may also call Zion Oil & Gas at 888-891-9466 or email us at invest@zionoil.com for further assistance.

Thank you and Shalom,

Victor G. Carrillo
CEO of Zion Oil & Gas, Inc.

SUBSCRIPTION OPTIONS Please choose one.

☐ I want to exercise _________ Rights at $1.75 per Share, for $____________

☐ I want to exercise _________ Rights at $1.75 per Share, for $______________

OVER-SUBSCRIPTION	I want to exercise additional Rights if not all Rights are exercised. (Fulfillment to be determined when the offering closes.)

☐ I choose to over-subscribe for _________ Rights at $1.75 per Share for $______________

MY TOTAL $______________ (subscription + over-subscription)

Please see back for further requirements

PAYMENT OPTIONS Please choose one.

☐ I have included a check/money order in USD payable to Zion Oil & Gas, Inc.
☐ I authorize you to draft My Total from the checking account below. (We cannot accept credit/debit card payments.)

My Bank/Branch Name: ____________________________________________________
My Account No. including zeros: ____________________________________________
9-Digit Bank Routing No.: ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐
Driver’s License State: ______ Driver’s License No.: ____________________________
☐ I have wired/transferred my payment in USD using the information below. International investors please contact us directly at invest@zionoil.com.

Name: Zion Oil & Gas, Inc.	Account: 1881110405
Bank: Comerica Bank	Routing: 111000753
6510 Abrams Road, Dallas TX 75231	Swift/BIC Code: MNBDUS33

ACKNOWLEDGEMENT & AUTHORIZATION			This section is required for all requests.

My Email: ____________________________________			Phone: _______________________________

☐

I/We have received and read the Prospectus Supplement dated July 6, 2015 and am/are familiar with all of its terms and conditions. I/we authorize the requests on this form with the knowledge that this request and payment (even for over-subscriptions) must be received before 5pm EST on September 30, 2015, and cannot be revoked or altered once submitted. I/we certify that the information provided above is correct and if incorrect amounts/calculations exist, I/we authorize payment as indicated above for as many Rights as possible. I/we understand that shares are held electronically unless certificates are requested in writing.

Please review for errors and keep a copy for your records. All legal shareholders must sign.

Sign here	Sign here	Sign here	Date Signed

SHARE TRANSFER

I want to transfer ________ shares to be issued upon the exercise of my Rights to someone else; OR I want to change my account name/address.

(For multiple transfers, include instructions with this form.)

Transferee (New Owner) Information

Name(s): ______________________________________________
SSN/TID: _________________ Phone: _____________________
Full Address: __________________________________________
Email: _______________________________________________			Bank Medallion Signature Guarantee required.
All current legal shareholders must sign in the presence of a Medallion Signature Guarantee official.

Sign here	Sign here	Sign here	Date Signed

ANNEX A-2

RIGHTS OFFERING

FOR HOLDERS OF RECORD ON JUNE 19, 2015

ZION OIL & GAS, INC. is conducting a Rights Offering that entitles the holders of record of Zion’s Common Stock to receive ONE Subscription Right for each FIVE Shares held as of the close of business on June 19, 2015 (the “Record Date”).

No fractional Subscription Rights or fractional Rights will be issued in this offering. Instead, the number of Subscription Rights will be rounded down to the next lowest whole number.

Each whole Subscription Right entitles you to purchase FOUR (4) shares of Zion’s Common Stock at a purchase price of $1.75 per share

If you wish to participate in this Rights Offering and exercise your Rights at the subscription price of $1.75 per share for four shares, you should contact your brokerage firm, dealer or other nominee who is the record holder of the shares and who must exercise the Rights on your behalf.

If you exercise your Rights in full, you may Over-Subscribe and exercise additional shares that remain unsubscribed at the expiration of the Rights Offering, subject to availability and allocation of Rights among persons exercising this Over-Subscription Right.

The Rights Offering expires at 5:00 p.m., EST, on September 30, 2015 unless extended in the sole discretion of Zion Oil & Gas. If you choose not to use your Rights, they will expire on the date listed above. Subscription for Rights in the Rights Offering is irrevocable.

Important Note: Most brokerage firms permit the beneficial owner to exercise their Rights on one occasion only. Accordingly, if you plan to exercise your Over-Subscription Right, you should do so at the time you submit your subscription to your brokerage firm.

For a more complete description of the terms and conditions of the Rights Offering, please refer to Zion’s Prospectus Supplement dated July 2, 2015. Additional copies of the Prospectus are available upon request from the Dallas office, by phone at 1-888-891-9466 or 214-221-4610 or by e-mail at invest@zionoil.com.

CONTACT YOUR BROKERAGE FIRM IN ORDER TO EXERCISE YOUR RIGHTS

FORM 1

EXERCISE AND SUBSCRIPTION: The undersigned hereby irrevocably exercises one or more Rights to subscribe for Rights as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

Basic Subscription Rights:

I subscribe for		Rights at $1.75 per Share	$
	(no. of Rights subscribed for)	(subscription price)

Over-Subscription Rights:

IF YOU HAVE SUBSCRIBED FOR YOUR BASIC SUBSCRIPTION RIGHT AND WISH TO PURCHASE ADDITIONAL SHARES PURSUANT TO THE OVER-SUBSCRIPTION RIGHT (TO THE EXTENT AVAILABLE):

I subscribe for		Rights at $1.75 per Share	$
	(no. of Rights subscribed for)	(subscription price)

Total Amount Enclosed = $ ______________*

I.        METHOD OF PAYMENT (CHECK AND COMPLETE APPROPRIATE BOX (ES)):

☐       Check, bank draft, or money order payable to “Zion Oil & Gas” or

☐       Wire transfer directed to the account maintained by us (contact Zion for wire instructions).

If the Rights being executed pursuant to the Basic Subscription Rights do not account for all of the Rights represented by the Rights Certificate (check only one):

☐       Deliver to the undersigned a new Rights Certificate evidencing the remaining Rights to which the undersigned is entitled.

☐       Do not deliver any new Rights Certificate to me.

☐       Check here if Rights are being exercised pursuant to the Notice of Guaranteed Delivery delivered to Zion prior to the date hereof and complete the following:

Name(s) of Registered Holder(s)
Window Ticket Number (if any)
Date of Execution of Notice of Guaranteed Delivery
Name of Institution Which Guaranteed Delivery

*         If the aggregate Subscription Price enclosed or transmitted is insufficient to purchase the total number of Rights indicated in the “Total” line above, or if the number of Rights being subscribed for is not specified, the Rights holder exercising this Rights Certificate shall be deemed to have subscribed for the maximum amount of Rights that could be subscribed for upon payment of such amount. If the aggregate Subscription Price paid by you exceeds the amount necessary to purchase the number of Rights for which you have indicated an intention to subscribe (such excess being the “Subscription Excess”), then you will be deemed to have exercised the Over-Subscription Rights to the full extent of the excess payment tendered, to purchase, to the extent available, that number of whole Rights equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price. To the extent any portion of the aggregate Subscription Price enclosed or transmitted remains after the foregoing procedures, such funds shall be mailed to the subscriber without interest or deduction as soon as practicable.

ACKNOWLEDGMENT—THE SUBSCRIPTION ORDER FORM IS NOT VALID UNLESS YOU SIGN BELOW

I/We acknowledge receipt of the Prospectus and the terms set forth herein and understand that after delivery to the Company we may not modify or revoke this Subscription Certificate. Under penalties of perjury, I/we certify that the information contained herein, including the social security number or taxpayer identification number given above, is correct.

The signature below must correspond with the name of the registered holder exactly as it appears on the books of the Company’s transfer agent without any alteration or change whatsoever.

Signature(s) of Registered Holder:	Date:

Signature(s) of Registered Holder:	Date:

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print).

Name:	Capacity:	Soc. Sec. #/Tax ID #:
Address:		Phone:

The Rights are not transferable in any way, except to affiliates of the recipient and except by operation of law.

Evidence satisfactory to the Company that any such permitted transfer is proper must be delivered to Zion Oil & Gas prior to the Expiration Date by mail, by hand or by overnight courier to 6510 Abrams Rd., Suite 300, Dallas, TX 75231.

FORM 2

SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS

(a) To be completed ONLY if the certificate representing the Common Stock included in the Right is to be issued in a name other than that of the registered holder. DO NOT FORGET TO COMPLETE THE MEDALLION GUARANTEE OF SIGNATURE(S) SECTION BELOW.

Issue Shares to:	Soc. Sec. #/Tax ID #:

Address:

 (b) To be completed ONLY if the certificate representing the Common Stock included in the Right is to be sent to an address other than that shown above. See the Instructions. DO NOT FORGET TO COMPLETE THE MEDALLION GUARANTEE OF SIGNATURE(S) SECTION BELOW.

Name:
Address:

MEDALLION GUARANTEE OF SIGNATURES

All Rights Holders who specify special issuance or delivery instructions must have their signatures guaranteed by an Eligible Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.

Name of Firm	Authorized Signature

Address	Name

City, State, Zip Code	Title

Area Code and Telephone Number

YOU MUST HAVE YOUR SIGNATURE MEDALLION GUARANTEED IF YOU WISH TO HAVE YOUR SHARES DELIVERED TO AN ADDRESS OTHER THAN YOUR OWN OR TO A SHAREHOLDER OTHER THAN YOURSELF.

ANNEX B

UNDERSTANDING ZION'S 2015 RIGHTS OFFERING

EVERY FIVE ZN SHARES HELD ON JUNE 19, 2015 **GIVES YOU ONE RIGHT** *

1 | 2 | 3 | 4 | 5 = 1 RIGHT

EXERCISE OF ONE RIGHT COSTS SEVEN U.S. DOLLARS

1 RIGHT = **$7.00**

ONE RIGHT EXERCISED WILL GIVE YOU FOUR NEW SHARES OF COMMON STOCK

1 RIGHT = 1 SHARE | 1 SHARE | 1 SHARE | 1 SHARE

$7.00 / 4 SHARES = $1.75 per share

EXAMPLE:

100 SHARES HELD ON JUNE 19 = 20 RIGHTS

EXERCISE OF 20 RIGHTS = $140.00

20 RIGHTS X 4 SHARES OF COMMON STOCK = 80 NEW SHARES OF COMMON STOCK

Please read the prospectus supplement for more complete information. For assistance call 1-888-9466 or email invest@zionoil.com

PROSPECTUS

$119,850,000

ZION OIL & GAS, INC.

Common Stock, Debt Securities, Warrants and Units

This prospectus is part of a replacement registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. From time to time, we may offer up to an aggregate of approximately $119,850,000 of any combination of the securities described in this prospectus, either individually or in units. We will not sell under this registration statement and prospectus common stock or other securities with a market value exceeding one-third of the aggregate market value of our outstanding common stock by non-affiliates, or the public float, in any 12-month period; provided, however, if the aggregate market value of our public float equals or exceeds $75 million hereafter, such limitation shall not apply to sales made pursuant to this registration statement and prospectus on or subsequent to such date.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities.

Our common stock is quoted on the NASDAQ Global Market under the symbol “ZN” The sale price of our common stock on the NASDAQ Global Market on March 7, 2014 was $1.96, and our public float was approximately $64.88 million. Under our Dividend Reinvestment and Common Stock Purchase Plan, we also have a common stock purchase warrant that will be issued in the future and quoted on the NASDAQ Global Market under the symbol “ZNWOW”. On March 27, 2013, the Company filed with the SEC the prospectus supplement dated as of March 27, 2013 and accompanying base prospectus relating to the Company’s Dividend Reinvestment and Direct Stock Purchase Plan (the “DSPP”). The prospectus formed part of the Company’s Registration Statement on Form S-3 (File No. 333-174266), which was declared effective by the SEC on March 26, 2011. The applicable prospectus supplement will contain information, where applicable, as to any other listing on NASDAQ Global Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. We urge you to carefully consider the risks that we have described on page 7 of this prospectus under the caption “Risk Factors.” We may also include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement.

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is March 13, 2014.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a replacement registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of approximately $119,850,000. We will not sell under this registration statement and prospectus common stock or other securities with a market value exceeding one-third of the aggregate market value of our outstanding common stock by non-affiliates, or the public float, in any 12-month period; provided, however, if the aggregate market value of our public float equals or exceeds $75 million hereafter, such limitation shall not apply to sales made pursuant to this registration statement and prospectus on or subsequent to such date. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described on page 35 under the heading “Where You Can Find More Information.”

You should rely only on the information provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities sold on a later date. In this prospectus and any prospectus supplement, unless otherwise indicated, the terms “Company,” “we,” “our” and “us” refer to Zion Oil & Gas, Inc., a corporation incorporated in the State of Delaware.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents included or incorporated by reference in this prospectus contain statements concerning our expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You generally can identify our forward-looking statements by the words “anticipate,” “believe,” “budgeted,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “scheduled,” “should,” “will” or other similar words. These forward-looking statements include, among others, statements regarding:

•         our growth strategies;

•         our ability to explore for and develop natural gas and oil resources successfully and economically;

•         local (in Israel) as well as global demand for oil and natural gas;

•         our estimates of the timing and number of wells we expect to drill and other exploration activities and planned expenditures;

•         changes in our drilling plans and related budgets;

•         the quality of our license areas with regard to, among other things, the existence of reserves in economic quantities;

•         anticipated trends in our business;

•         our future results of operations;

•         our liquidity and our ability to raise capital to finance our exploration and development activities;

•         our capital expenditure program;

•         future market conditions in the oil and gas industry; and

•         the impact of governmental regulation.

More specifically, our forward-looking statements include, among others, statements relating to our schedule, business plan, targets, estimates or results of future drilling, including the number, timing and results of wells, the timing and risk involved in drilling follow-up wells, planned expenditures, prospects budgeted and other future capital expenditures, risk profile of oil and gas exploration, acquisition of seismic data (including number, timing and size of projects), planned evaluation of prospects, probability of prospects having oil and natural gas, expected production or reserves, increases in reserves, acreage, working capital requirements, hedging activities, the ability of expected sources of liquidity to implement our business strategy, future hiring, future exploration activity, production rates, all and any other statements regarding future operations, financial results, business plans and cash needs and other statements that are not historical facts.

Such statements involve risks and uncertainties, including, but not limited to, those relating to our dependence on our exploratory drilling activities, the volatility of oil and natural gas prices, the need to replace reserves depleted by production, operating risks of oil and natural gas operations, our dependence on our key personnel, factors that affect our ability to manage our growth and achieve our business strategy, risks relating to our limited operating history, technological changes, our significant capital requirements, the potential impact of government regulations, adverse regulatory determinations, litigation, competition, the uncertainty of reserve information and future net revenue estimates, property acquisition risks, industry partner issues, availability of equipment, weather and other factors detailed herein and in our other filings with the SEC.

We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.

Some of the factors that could cause actual results to differ from those expressed or implied in forward-looking statements are described under “Risk Factors” in this prospectus (page 7) and described under “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in our other periodic reports filed with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on our forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no duty to update any forward-looking statement.

SUMMARY

The following is only a summary, and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus, including the more detailed financial statements, notes to the financial statements and other information incorporated by reference into this prospectus under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” from our other filings with the SEC, as well as any prospectus supplement applicable to an offering of the securities registered pursuant to the registration statement of which this prospectus forms a part. Investing in our securities involves risks. Therefore, please carefully consider the information provided under the heading “Risk Factors” beginning on page 7.

Our Company

Zion Oil and Gas, Inc., a Delaware corporation, is an initial stage oil and gas exploration company with a history of over 13 years of oil and gas exploration in Israel. We have no revenues or operating income. We were incorporated in Florida on April 6, 2000 and reincorporated in Delaware on July 9, 2003. We completed our initial public offering in January 2007. Our common stock currently trades on the NASDAQ Global Market under the symbol “ZN” and our warrant will trade on such market under the symbol “ZNWOW” in the future.

We currently hold three petroleum exploration licenses, named the Asher-Menashe License, the Jordan Valley License and the Megiddo-Jezreel License, covering approximately 233,521 acres of land onshore Northern Israel. To date, we have completed drilling three exploratory wells in the Joseph License and have completed drilling one exploratory well in the Asher-Menashe License area. We are currently in the process of identifying our next drilling prospects in the Megiddo-Jezreel License and Jordan Valley License areas.

On July 7, 2013, the Petroleum Commissioner notified the Company that our Asher-Menashe License was extended until June 9, 2014. Under the terms of the license extension, the Company was required to perform a perforation and stimulation operation at the Elijah #3 well and conduct a production test. Although we had hoped to encounter producible hydrocarbons, we did not (other than minimal amounts of gas), and we will now work to finalize all remaining plugging and abandonment procedures for that well, including submitting a final report. The Company currently has no plans to continue exploration activity in this license area.

In the Jordan Valley License area, we identified several exploration leads in the license area as we reassessed our existing seismic data in preparation for submitting our new Megiddo-Jezreel Valley License application. We will need additional pre-drilling exploratory work such as seismic data reprocessing as well as acquisition, to identify, if possible, a drillable prospect. Accordingly, we will need extensions of the requirements that we enter into a drilling contract to drill an exploratory well in the license area, and we may submit a work plan to extend the Jordan Valley License for at least one year beyond the current expiration date of April 12, 2014. The Jordan Valley License is subject to additional one-year extensions at the option of the Petroleum Commissioner through April 2018.

In April 2013, we submitted an application seeking a new petroleum exploration license in the Megiddo-Jezreel Valley area, onshore Israel, covering an area of approximately 98,000 acres, which is adjacent to and westward of our existing Jordan Valley License. The Megiddo-Jezreel Petroleum Exploration License No. 401 was awarded on December 3, 2013 for a three-year primary term through December 2, 2016 with the possibility of additional one-year extensions up to a maximum of seven years. Under the terms of the License, the Company has until July 1, 2015 to identify and submit a drilling prospect, enter into a drilling contract by October 1, 2015, and begin drilling or “spud” a well to a minimum proposed total depth of approximately 4,000 meters (~ 13,125 feet) by December 1, 2015. These and other geological and geophysical milestones should be achievable before the stated deadlines.

We will need to reprocess existing seismic data and acquire new seismic data to refine our understanding of the subsurface geology and confirm our preliminary well site location for our first exploratory well in the Megiddo-Jezreel License and Jordan Valley License areas. In June 2013, we entered into a contract with Geomage, an Israeli geophysical company, to reprocess existing seismic lines in an effort to improve our subsurface imaging ability in both the Megiddo-Jezreel License and Jordan Valley License areas. This effort should aid us in high-grading exploration leads in both areas to develop them into drillable prospects. We have completed reprocessing the first six seismic lines (86 kilometers) and we recently instructed Geomage to reprocess another six lines (82 kilometers) for a total of 12 lines (168 kilometers). We are also working with our Israel exploration staff to identify locations to acquire new seismic data in conjunction with the Geophysical Institute of Israel. The exploration staff is also collecting potential source rock samples to evaluate their oil generation potential.

Finally, we are evaluating proposals from various environmental firms to prepare an extensive environmental impact document that is a prerequisite for a drilling permit.

After we identify the site of our next exploratory well, we will need to begin the procedure of obtaining the needed authorizations and permits to commence drilling — this includes an extensive environmental supplement to an oil and gas exploration plan and a separate drilling permit. As we have previously disclosed in our periodic filings, we anticipate that the newly promulgated regulations relating to petroleum exploration will considerably increase the time needed to obtain all of the needed permits and authorizations from regulatory and local bodies in Israel as well as the associated expenses. We are unable to accurately estimate the time frame in which we can expect to obtain the necessary authorizations once a drilling prospect has been identified.

Finally, prior to actually spudding our next exploratory well, we will need to contract with an appropriate rig contractor for the necessary drilling rig, operating crews and other appropriate drilling equipment. Toward that objective, we have already started to evaluate potential contractors both within and outside of Israel.

We hold 100% of the working interest in our licenses, which means we are responsible for 100% of the costs of exploration and, if established, production. Our net revenue interest is 81.5%, which means we would receive 81.5% of the gross proceeds from the sale of oil and gas from license areas upon their conversion to production leases, if there is any commercial production. The 18.5% to which we are not entitled comprises (i) a 12.5% royalty reserved by the State of Israel and (ii) an overriding royalty interest (or equivalent net operating profits interest) of 6% of gross revenue from production given over to two charitable foundations. No royalty would be payable to any landowner with respect to production from our license areas as the State of Israel owns all the mineral rights. In addition, we may establish a key employee incentive plan that may receive an overriding royalty interest (or equivalent net operating profits interest) of up to 1.5%. In that event, our effective net revenue interest would be 80%. Effective March 2011, a special levy on income from oil and gas production was enacted in Israel. The new law provides that royalties on hydrocarbon discoveries will remain at 12.5%, while taxation of profits will begin only after the developers have reached payback on their investment plus a return. The levy will be 20% after a payback of 150% on the investment, and will rise gradually, reaching 44.56% after a return of 230% on the investment. The Israeli government also repealed the percentage depletion deduction and made certain changes to the rules for deducting tangible and intangible development. These rules will only become germane to us when, and if, we commence production of oil and/or gas.

Our ability to generate future revenues and operating cash flow will depend on the successful exploration and exploitation of our current and any future petroleum rights or the acquisition of oil and/or gas producing properties, the volume and timing of our production, as well as commodity prices for oil and gas. Such pricing factors are largely beyond our control, and may result in fluctuations in our earnings.

Our company’s vision, as exemplified by its Founder and Chairman, John Brown, of finding oil and/or natural gas in Israel, is Biblically inspired. The vision is based, in part, on Biblical references alluding to the presence of oil and/or natural gas in territories within the State of Israel that were formerly within certain ancient Biblical tribal areas. While John Brown provides the broad vision and goals for Zion, the actions taken by the Company’s management as it actively explores for oil and gas in Israel are based on modern science and good business practice. Zion’s oil and gas exploration activities are supported by appropriate geological and other science based studies and surveys typically carried out by companies engaged in oil and gas exploration activities.

Financing Activities

To date, we have funded our operations through the issuance of our securities. Our recent financing is discussed below.

On March 27, 2013, the Company filed with the SEC the prospectus supplement dated as of March 27, 2013 and accompanying base prospectus (collectively, the “Prospectus”) relating to the Company’s Dividend Reinvestment and Direct Stock Purchase Plan (the “DSPP”). The Prospectus forms a part of the Company’s Registration Statement on Form S-3 (File No. 333-174266) which was declared effective by the SEC on May 26, 2011.

Under the previously announced offering, the Company offered (a) shares of common stock and (b) through June 30, 2014, units of the Company’s securities with each unit comprised of (i) one share of common stock and (ii) a warrant to purchase an additional share of the Company’s common stock at an exercise price of $2.00 per share for five years. The securities were offered by the Company in accordance with the terms of the DSPP as described in the prospectus.

The Securities We May Offer

We may offer shares of our common stock, various series of debt securities and warrants to purchase any of such securities, either individually or in units, with a total value of up to approximately $119,850,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. We will not sell under this registration statement and prospectus common stock or other securities with a market value exceeding one-third of the aggregate market value of our outstanding common stock by non-affiliates, or the public float, in any 12-month period; provided, however, if the aggregate market value of our public float equals or exceeds $75 million hereafter, such limitation shall not apply to sales made pursuant to this registration statement and prospectus on or subsequent to such date. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•         aggregate principal amount or aggregate offering price;

•         maturity, if applicable;

•         original issue discount, if any;

•         rates and times of payment of interest, if any;

•         redemption, conversion, exchange or sinking fund terms, if any;

•         conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•         ranking;

•         restrictive covenants, if any;

•         voting or other rights, if any; and

•         important federal income tax considerations.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities directly to or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. Currently, we sell securities directly through our Dividend Reinvestment and Common Stock Purchase Plan. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•         the names of those underwriters or agents;

•         applicable fees, discounts and commissions to be paid to them;

•         details regarding over-allotment options, if any; and

•         the net proceeds to us.

The following is a summary of the securities we may offer with this prospectus.

Common Stock. We currently have authorized 100,000,000 shares of common stock, par value $0.01 per share. We may offer shares of our common stock either alone or underlying other registered securities convertible into or exercisable for our common stock from time to time. Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities. Currently, we do not pay any dividends. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

Debt Securities. We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock or other securities of ours. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

Any debt securities will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities. We have not at this time negotiated a definitive form of indenture, and we have not selected a financial institution to serve as the trustee. We have filed as an Exhibit 4.2 to the Registration Statement of which this prospectus forms a part an indenture that provides a generic, non-specific description of the debt securities to be offered and contains certain general and standard provisions for such indentures. In this prospectus, we have summarized certain general and standard features of the debt securities we may issue, and such indenture. We urge you, however, to read the prospectus supplements related to the series of debt securities being offered, as well as the definitive indentures that contain the terms of the debt securities. We will file as exhibits to the Registration Statement of which this prospectus is a part, or will incorporate by reference into such Registration Statement from a Current Report on Form 8-K that we file with the SEC, the forms of definitive indentures and any supplemental indentures and the forms of debt securities containing the terms of debt securities we are offering before the issuance of any series of debt pursuant to the Registration Statement of which this prospectus forms a part.

Warrants. We may offer warrants for the purchase of our common stock, and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, and/or debt securities and the warrants may be attached to or separate from those securities. Currently, warrants under the symbol “ZNWOW” to purchase an additional share of the Company’s common stock at an exercise price of $2.00 per share for five years are being offered by the Company in accordance with the terms of the DSPP as described in the prospectus.

The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general and standard features of the warrants. We urge you, however, to read the prospectus supplements related to the series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference into such registration statement from a Current Report on Form 8-K that we file with the SEC, the form of warrant agreements and form of warrant certificates relating to warrants for the purchase of common stock and debt securities we are offering before the issuance of any such warrants pursuant to the Registration Statement of which this prospectus forms a part.

Units. We may offer units consisting of common stock, debt securities and/or warrants to purchase any of such securities in one or more series. In this prospectus, we have summarized certain general and standard features of the units. We urge you, however, to read the prospectus supplements related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units pursuant to the Registration Statement of which this prospectus forms a part.

We will evidence each series of units by unit certificates that we will issue under a separate agreement. We will enter into the unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risks Related to our Business” below and in the applicable prospectus supplement, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risk factors, and you may lose all or any part of your investment.

Risks Related to our Business

We are an oil and gas exploration company with no current source of revenue. Our ability to continue in business depends upon our continued ability to obtain significant financing from external sources and the success of our exploration efforts, none of which can be assured.

We were incorporated in April 2000 and are still an oil and gas exploration company with no established production. Our operations are subject to all of the risks inherent in exploration stage companies with no revenues or operating income. Our potential for success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with a new business, especially the oil and gas exploration business, and in particular the deep, wildcat wells in which we are engaged in Israel. We cannot warrant or provide any assurance that our business objectives will be accomplished.

We have historically depended entirely upon capital infusions from the issuance of equity securities to provide the cash needed to fund our operations. Between June 2009 and March 2014, we raised approximately $103 million in the public equity market from rights offerings of our common stock and warrants to our stockholders. However, we cannot assure you that we will be able to continue to raise funds in the public (or private) equity markets. Our ability to continue in business depends upon our continued ability to obtain significant financing from external sources and the success of our exploration efforts. Any reduction in our ability to raise equity capital in the future would force us to reallocate funds from other planned uses and could have a significant negative effect on our business plans and operations, including our ability to continue our current exploration activities. All of our audited financial statements since inception have contained a statement by the auditors that raises substantial doubt about us being able to continue as a “going concern” unless we are able to raise additional capital, except for the 2012 Audited Financial Statements and the 2013 Audited Financial Statements.

We will require substantial additional funds to drill additional wells and to realize our business plan.

Our planned work program is expensive. We believe that our current cash resources are sufficient to allow us to accomplish the future seismic and other exploratory operations. We have no commitments for any financing and no assurance can be provided that we will be able to raise funds when needed. We estimate that, when we are not actively drilling a well, our monthly expenditure is approximately $494,000. However, when we are engaged in active drilling operations, as we anticipate in the Megiddo-Jezreel License and Jordan Valley License areas, we estimate that there is an additional cost of approximately $83,000 per day (equivalent to approximately $2,500,000 per month). If there is turmoil in the credit and equity markets, then our ability to raise funds may be significant and adversely affected.

Additional financing could cause your relative interest in our assets and potential earnings to be significantly diluted (unless you participated in such financings). Even if we have exploration success, we may not be able to generate sufficient revenues to offset the cost of dry holes and general and administrative expenses.

We may not have a rig at our disposal to drill an exploratory well in the Megiddo-Jezreel License and Jordan Valley License areas and, unless we acquire control of a rig and/or make other appropriate arrangements, we may not be able to continue with our future drilling plans.

Depending on a number of factors, including the identification of additional appropriate drilling prospects in our license areas, the status of an exploratory drilling rig is unknown. Until we identify and obtain access to an exploratory rig, of which no assurance can be provided, we may not be able to continue with our drilling plans without substantial delay. Any delay in our drilling timetables can have a material adverse effect on the implementation of our business plan.

We rely on independent experts and technical or operational service providers over whom we may have limited control.

The success of our oil and gas exploration efforts is dependent upon the efforts of various third parties that we do not control. These third parties provide critical engineering, geological, geophysical and other scientific analytical services, including 2-D seismic imaging technology to explore for and develop oil and gas prospects. Given our small size and limited resources, we do not have all the required expertise on staff. As a result, we rely upon various companies and other third persons to assist us in identifying desirable hydrocarbon prospects to acquire and to provide us with technical assistance and services. In addition, we rely upon the owners and operators of drilling rigs and related equipment. If any of these relationships with third-party service providers are terminated or are unavailable on commercially acceptable terms, we may not be able to execute our business plan. Our limited control over the activities and business practices of these third parties, any inability on our part to maintain satisfactory commercial relationships with them, their limited availability or their failure to provide quality services could materially and adversely affect our business, results of operations and financial condition.

We typically commence exploration drilling operations without undertaking extensive analytical testing thereby potentially increasing the risk (and associated costs) of drilling a non-producing well.

Larger oil and gas exploration companies typically conduct extensive analytical pre-drilling testing. These include 3-D seismic imaging, the drilling of an expendable “pilot” well or “stratigraphic test” to collect data (logs, cores, fluid samples, pressure data) to determine if drilling a well capable of producing oil or gas well (full completion with casing and well testing) is justified. The use of pilot or stratigraphic tests is often used in areas where there is little or no offset well data, like Israel, where our exploration license areas are located. While 3-D seismic imaging data is more useful than 2-D seismic data in identifying potential new drilling prospects, its acquisition and processing costs are many multiples greater than that for 2-D data, and there are prohibitive Israel-specific logistical roadblocks to acquisition of onshore 3-D seismic data in Israel. We believe that the additional months, delays and associated costs associated with more extensive pre-drilling testing typically undertaken by larger oil and gas exploration companies is not necessarily justified when drilling vertical exploration wells (as we have historically been doing). Nonetheless, the absence of more extensive pre-drilling testing may potentially increase the risk of drilling a non-producing well, which would in turn result in increased costs and expenses. Additionally, Zion is typically engaged in drilling deep onshore wildcat wells in Israel where only approximately 500 total wells have ever been drilled, the vast majority of which are relatively shallow. As such, exploration risks are inherently very substantial.

A substantial and extended decline in oil or natural gas prices could adversely impact our future rate of growth and the carrying value of our unproved oil & gas assets.

Prices for oil and natural gas fluctuate widely. Fluctuations in the prices of oil and natural gas will affect many aspects of our business, including our ability to attract capital to finance our operations, our cost of capital, and the value of our unproved oil and natural gas properties. Prices for oil and natural gas may fluctuate widely in response to relatively minor changes in the supply of and demand for oil and natural gas, market uncertainty and a wide variety of additional factors (such as the current political turmoil in the Middle East) that are beyond our control, such as the domestic and foreign supply of oil and natural gas, the ability of members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls, technological advances affecting energy consumption, and domestic and foreign governmental regulations. Significant and extended reductions in oil and natural gas prices could require us to reduce our capital expenditures and impair the carrying value of our assets.

If we are successful in finding commercial quantities of oil and/or gas, our revenues, operating results, financial condition and ability to borrow funds or obtain additional capital will depend substantially on prevailing prices for oil and natural gas. Declines in oil and gas prices may materially adversely affect our financial condition, liquidity, ability to obtain financing and operating results. Lower oil and gas prices also may reduce the amount of oil and gas that we could produce economically.

Historically, oil and gas prices and markets have been volatile, with prices fluctuating widely, and they are likely to continue to be volatile, making it impossible to predict with any certainty the future prices of oil and gas.

We may continue to recognize substantial write-downs with respect to well impairment costs.

We account for our oil and gas property costs using the full-cost method of accounting for oil and gas properties. Accordingly, all costs associated with acquisition, exploration and development of oil and gas reserves, including directly related overhead costs, are capitalized. We record an investment impairment charge when we believe an investment has experienced a decline in value that is other than temporary.

Abandonment of properties is accounted for as adjustments to capitalized costs. The net capitalized costs are subject to a “ceiling test,” which limits such costs to the aggregate of the estimated present value of future net revenues from proved reserves discounted at ten percent based on current economic and operating conditions, plus the lower of cost or fair market value of unproved properties. The recoverability of amounts capitalized for oil and gas properties is dependent upon the identification of economically recoverable reserves, together with obtaining the necessary financing to exploit such reserves and the achievement of profitable operations.

We review our unproved oil and gas properties periodically to determine whether they have been impaired. An impairment allowance is provided on an unproved property when we determine that the property will not be developed. Any impairment charge incurred is recorded in accumulated depletion, impairment and amortization to reduce our recorded basis in the asset.

Our lack of diversification increases the risk of an investment in us, and our financial condition and results of operations may deteriorate if we fail to diversify.

Our business focus is on oil and gas exploration on a limited number of properties in Israel. As a result, we lack diversification, in terms of both the nature and geographic scope of our business. We will likely be impacted more acutely by factors affecting our industry or the regions in which we operate than we would if our business were more diversified. If we are unable to diversify our operations, our financial condition and results of operations could deteriorate.

We currently have no proved reserves or current production, and we may never have any.

We do not have any proved reserves or current production of oil or gas. We cannot assure you that any wells will be completed or produce oil or gas in commercially profitable quantities.

We have a history of losses and we cannot assure you that we will ever be profitable.

We incurred net losses of $10,294,000 for the year ended December 31, 2012 and $9,077,000 for the year ended December 31, 2013. We cannot provide any assurances that we will ever be profitable.

Oil and gas exploration is an inherently risky business.

Exploratory drilling involves enormous risks, including the risk that no commercially productive oil or natural gas reservoirs will be discovered. Even when properly used and interpreted, seismic data analysis and other computer simulation techniques are only tools used to assist geoscientists in trying to identify subsurface structures and potential hydrocarbon indicators. They do not allow the interpreter to know conclusively if hydrocarbons are present or economically available. The risk analysis techniques we use in evaluating potential drilling sites rely on subjective judgments of our personnel and consultants. Additionally, Zion is typically engaged in drilling deep onshore wildcat wells in Israel where only approximately 500 total wells have ever been drilled, the vast majority of which are relatively shallow. Consequently, our exploration risks are very substantial.

Operating hazards and uninsured risks with respect to the oil and gas operations may have material adverse effects on our operations.

Our exploration and, if successful, development and production operations are subject to all of the risks normally incident to the exploration for and the development and production of oil and gas, including blowouts, cratering, uncontrollable flows of oil, gas or well fluids, fires, pollution and other environmental and operating risks. These hazards could result in substantial losses due to injury or loss of life, severe damage to or destruction of property and equipment, pollution and other environmental damage and suspension of operations. While as a matter of practice we take out insurance against some or all of these risks, such insurance may not cover the particular hazard and may not be sufficient to cover all losses. The occurrence of a significant event adversely affecting any of the oil and gas properties in which we have an interest could have a material adverse effect on us, could materially affect our continued operation and could expose us to material liability.

Political risks may adversely affect our operations and/or inhibit our ability to raise capital.

Our operations are concentrated in Israel and could be directly affected by political, economic and military conditions in Israel. Efforts to secure a lasting peace between Israel and its Arab neighbors and Palestinian residents have been underway since Israel became a country in 1948, and the future of these peace efforts is still uncertain.

Civil unrest has continued to spread throughout the region and has involved other areas such as the Gaza Strip and nations such as Egypt, Syria and Yemen. Such unrest, if it continues to spread or grow in intensity, could lead to civil wars; regime changes resulting in governments that are hostile to the US and/or Israel, such as has previously occurred in the region; violations of the 1979 Egypt-Israel Peace Treaty; or regional conflict.

At this time, we are uncertain of the outcome of these events. However, prolonged and/or widespread regional conflict in the Middle East could have the following results, among others:

•         capital market reassessment of risk and subsequent redeployment of capital to more stable areas making it more difficult for us to obtain financing for potential development projects;

•         security concerns in Israel, making it more difficult for our personnel or supplies to enter or exit the country;

•         security concerns leading to evacuation of our personnel;

•         damage to or destruction of our wells, production facilities, receiving terminals or other operating assets;

•         inability of our service and equipment providers to deliver items necessary for us to conduct our operations in, resulting in delays; and

•         lack of availability of drilling rig and experienced crew, oilfield equipment or services if third party providers decide to exit the region.

Loss of property and/or interruption of our business plans resulting from hostile acts could have a significant negative impact on our earnings and cash flow. In addition, we may not have enough insurance to cover any loss of property or other claims resulting from these risks.

We face various risks associated with the trend toward increased activism against oil and gas exploration and development activities.

Opposition toward oil and gas drilling and development activity has been growing globally and is particularly pronounced in OECD countries which include the US, the UK and Israel. Companies in the oil and gas industry, such as us, are often the target of activist efforts from both individuals and non-governmental organizations regarding safety, human rights, environmental compliance and business practices. Future activist efforts could result in the following:

•         delay or denial of drilling permits;

•         shortening of lease terms or reduction in lease size;

•         restrictions on installation or operation of gathering or processing facilities;

•         restrictions on the use of certain operating practices, such as hydraulic fracturing;

•         legal challenges or lawsuits;

•         damaging publicity about us;

•         increased costs of doing business;

•         reduction in demand for our products; and

•         other adverse effects on our ability to develop our properties and expand production.

Our need to incur costs associated with responding to these initiatives or complying with any resulting new legal or regulatory requirements resulting from these activities that are substantial and not adequately provided for, could have a material adverse effect on our business, financial condition and results of operations.

Economic risks may adversely affect our operations and/or inhibit our ability to raise additional capital.

Economically, our operations in Israel may be subject to:

•         exchange rate fluctuations;

•         royalty and tax increases and other risks arising out of Israeli State sovereignty over the mineral rights in Israel and its taxing authority; and

•         changes in Israel’s economy that could cause the legislation of oil and gas price controls.

Consequently, our operations may be substantially affected by local economic factors beyond our control, any of which could negatively affect our financial performance and prospects.

Legal risks could negatively affect Zion’s value.

Legally, our operations in Israel may be subject to:

•         changes in the Petroleum Law resulting in modification of license and permit rights;

•         adoption of new legislation relating to the terms and conditions pursuant to which operations in the energy sector may be conducted;

•         changes in laws and policies affecting operations of foreign-based companies in Israel; and

•         changes in governmental energy and environmental policies or the personnel administering them.

The Israeli Ministry of National Infrastructures has promulgated legislation relating to licensing requirements for entities engaged in the fuel sector that may result in our having to obtain additional licenses to market and sell hydrocarbons that may be discovered by us. We have been advised by the Ministry that they do not intend to deprive a holder of petroleum rights under the Petroleum Law of its right under that law to sell hydrocarbons discovered and produced under its petroleum rights. We cannot now predict the legislation’s possible impact on our operations.

Further, in the event of a legal dispute in Israel, we may be subject to the exclusive jurisdiction of Israeli courts or we may not be successful in subjecting persons who are not United States residents to the jurisdiction of courts in the United States, either of which could adversely affect the outcome of a dispute.

The Ministry of Environmental Protection has issued legislation relating to polluted materials, including their production, treatment, handling, storage and transportation that may affect land or water resources. Persons engaged in activities involving these types of materials will be required to prepare environmental impact statements and remediation plans either prior to commencing activities or following the occurrence of an event that may cause pollution to land or water resources or endanger public health. We do now know and cannot predict whether any additional legislation in this area will be enacted and, if so, in what form and which of its provisions, if any, will relate to and affect our activities, how and to what extent.

In March 2011, the Ministry of Environmental Protection issued initial guidelines relating to oil and gas drilling. This is the first time that the Ministry has published specific environmental guidelines for oil and gas drilling operations, relating to on-shore and off-shore Israel. The guidelines are subject to change.

The guidelines are detailed and provide environmental guidelines for all aspects of drilling operations, commencing from when an application for a preliminary permit is filed, and continuing through license, drilling exploration, production lease, petroleum production and abandonment of the well. The guidelines address details that must be submitted regarding the drill site, surrounding area, the actual drilling operations, the storage and removal of waste and the closing or abandoning of a well.

The Company believes that these and other new regulations will significantly increase the expenditures associated with obtaining new exploration rights and considerably increase the time needed to obtain all of the necessary authorizations and approvals prior to drilling.

Our petroleum rights (including licenses and permits) could be canceled, terminated or not extended, and we would not be able to successfully execute our business plan.

Any license or other petroleum right we hold or may be granted is granted for fixed periods and requires compliance with a work program detailed in the license or other petroleum right. If we do not fulfill the relevant work program due to inadequate funding or for any other reason, the Israeli government may terminate the license or any other petroleum right before its scheduled expiration date. No assurance can be provided that we will be able to obtain an extension to this if in fact we are unable to begin drilling by such date.

There are limitations on the transfer of interests in our petroleum rights, which could impair our ability to raise additional funds to execute our business plan.

The Israeli government has the right to approve any transfer of rights and interests in any license or other petroleum right we hold or may be granted and any mortgage of any license or other petroleum rights to borrow money. If we attempt to raise additional funds through borrowings or joint ventures with other companies and are unable to obtain required approvals from the government, the value of your investment could be significantly diluted or even lost.

Our dependence on the limited contractors, equipment and professional services available in Israel may result in increased costs and possibly material delays in our work schedule.

Due to the lack of competitive resources in Israel, costs for our operations may be more expensive than costs for similar operations in other parts of the world. We are also more likely to incur delays in our drilling schedule and be subject to a greater risk of failure in meeting our required work schedule. Similarly, some of the oil field personnel we need to undertake our planned operations are not necessarily available in Israel or available on short notice for work in Israel. Any or all of the factors specified above may result in increased costs and delays in the work schedule.

Our dependence on Israeli local licenses and permits may require more funds than we have budgeted and may cause delays in our work schedule.

In connection with drilling operations, we are subject to a number of Israeli local licenses and permits. Some of these are issued by the Israeli security forces, the Civil Aviation Authority, the Israeli Water Commission, the Israel Lands Authority, the holders of the surface rights in the lands on which we intend to conduct drilling operations, including Kibbutz Ein Carmel, local and regional planning commissions and environmental authorities.

In the event of a commercial discovery and depending on the nature of the discovery and the production and related distribution equipment necessary to produce and sell the discovered hydrocarbons, we will be subject to additional licenses and permits, including from various departments in the Ministry of National Infrastructures, Energy and Water Resources, regional and local planning commissions, the environmental authorities and the Israel Lands Authority. If we are unable to obtain some or all of these permits or the time required to obtain them is longer than anticipated, we may have to alter or delay our planned work schedule, which would increase our costs.

If we are successful in finding commercial quantities of oil and/or gas, our operations will be subject to laws and regulations relating to the generation, storage, handling, emission, transportation and discharge of materials into the environment, which can adversely affect the cost, manner or feasibility of our doing business. Many Israeli laws and regulations require permits for the operation of various facilities, and these permits are subject to revocation, modification and renewal. Governmental authorities have the power to enforce compliance with their regulations, and violations could subject us to fines, injunctions or both.

If compliance with safety and environmental regulations is more expensive than anticipated, it could adversely impact the profitability of our business.

Risks of substantial costs and liabilities related to safety and environmental compliance issues are inherent in oil and gas operations. It is possible that other developments, such as stricter safety and environmental laws and regulations, and claims for damages to property or persons resulting from oil and gas exploration and production, would result in substantial costs and liabilities. This could also cause our insurance premiums to be significantly greater than anticipated.

Earnings will be diluted due to charitable contributions and key employee incentive plan.

We are legally bound to fund in the form of a royalty interest or equivalent net operating profits interest, 6% of our gross sales revenues, if any, to two charitable foundations. In addition, we may allocate 1.5% royalty interest or equivalent net operating profits interest to a key employee incentive plan designed as bonus compensation over and above our executive compensation payments. This means that the total royalty burden on our property (including the government royalty of 12.5%) may be up to 20% of gross revenue. As our expenses increase with respect to the amount of sales, these donations and allocation could significantly dilute future earnings and, thus, depress the price of the common stock.

Risks Related to Our Common Stock

Our stock price and trading volume may be volatile, which could result in losses for our stockholders.

The equity trading markets have recently experienced high volatility resulting in highly variable and unpredictable pricing of equity securities. If the turmoil in the equity trading markets continues, the market for our common stock could change in ways that may or may not be related to our business, our industry or our operating performance and financial condition. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:

•         actual or anticipated quarterly variations in our operating results, including further impairment to unproved oil and gas properties,

•         changes in expectations as to our future financial performance or changes in financial estimates, if any,

•         announcements relating to our business,

•         conditions generally affecting the oil and natural gas industry,

•         the success of our operating strategy, and

•         the operating and stock performance of other comparable companies.

Many of these factors are beyond our control, and we cannot predict their potential effects on the price of our common stock. In addition, the stock market is subject to extreme price and volume fluctuations. During the past 52 weeks, our stock price has fluctuated from an intraday low of $0.81 to an intraday high of $2.99. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

No assurance can be provided that you will be able to resell your shares of common stock at or above the price you acquired those shares in this offering. We cannot assure you that the market price of common stock will increase to the per share price at which it was offered or that the market price of common stock will not fluctuate or decline significantly.

As of December 31, 2013, we had employee stock options outstanding to purchase 2,399,250 shares of common stock at prices ranging between $0.01 and $7.15 per share.

The exercise or possibility of exercise of outstanding warrants and employee stock options, or any offering under the S-3 shelf registration statement that we may complete, could have an adverse effect on the market price for our common stock, and you may experience dilution to your holdings.

Cash dividends will not be paid to shareholders for the foreseeable future.

You may receive little or no cash or stock dividends on your shares of common stock. The board of directors has not directed the payment of any dividends and does not anticipate paying dividends on the shares for the foreseeable future and intends to retain any future earnings to the extent necessary to develop and expand our business. Payment of cash dividends, if any, will depend, among other factors, on our earnings, capital requirements, and the general operating and financial condition, and will be subject to legal limitations on the payment of dividends out of paid-in capital.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement applicable to an offering, we intend to use any net proceeds from the sale of our securities to fund our operations and for other general corporate purposes, such as additions to working capital, expansion of our drilling and other exploration efforts and further our efforts to possibly acquire a majority working interest in a deep-drilling capacity onshore drilling rig. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes.

When we offer a particular series of securities, we will describe the intended use of the net proceeds from that offering in a prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any. Therefore, we will retain broad discretion in the use of the net proceeds.

DESCRIPTION OF CAPITAL STOCK

Our authorized share capital consists of 100,000,000 shares of common stock, par value $0.01 per share. As of December 31, 2013, there were 34,005,696 common shares outstanding. All outstanding shares of common stock are fully paid and non-assessable.

The following description of our common stock, together with any additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of our common stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future common stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock, please refer to our certificate of incorporation and our bylaws that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The summary below and that contained in any applicable prospectus supplement are qualified in their entirety by reference to our certificate of incorporation and bylaws.

Common Stock

Voting. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. They are not entitled to cumulative voting rights.

Dividends and Other Distributions. Holders of our common stock are entitled to share in an equal amount per share in any dividends declared by our board of directors on the common stock and paid out of legally available assets.

Distributions on Dissolution. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities.

Other Rights. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock. There are no conversion or redemption rights or sinking funds provided for our stockholders.

Certificate of Incorporation and Bylaws Provisions

The following summary describes provisions of our certificate of incorporation and bylaws. They may have the effect of discouraging a tender offer, proxy contest or other takeover attempt that is opposed by our board of directors. These provisions include:

•         restrictions on the rights of shareholders to remove directors;

•         limitations against shareholders calling a Special Meeting of shareholders or acting by unanimous written consent in lieu of a meeting;

•         requirements for advance notice of actions proposed by shareholders for consideration at meetings of the shareholders; and

•         restrictions on business combination transactions with “related persons.”

Classified board of directors and removal

Our certificate of incorporation provides that the board of directors shall be divided into three classes, designated Class I, Class II and Class III, with the classes to be as nearly equal in number as possible. The term of office of each class expires at the third Annual Meeting of Shareholders for the election of directors following the election of such class (except for the initial classes). Directors may be removed only for cause and only upon the affirmative vote of holders of at least 66 2/3% of our voting stock at a Special Meeting of Shareholders called expressly for that purpose. The classification of directors could have the effect of making it more difficult for shareholders to change the composition of the board of directors. At least two Annual Meetings of Shareholders, instead of one, are generally required to effect a change in a majority of the board of directors.

The classification provisions could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of our company, even though such an attempt might be beneficial to us and our shareholders. The classification of the board of directors could thus increase the likelihood that incumbent directors will retain their positions. In addition, because the classification provisions may discourage accumulations of large blocks of stock by purchasers whose objective is to take control of our company and remove a majority of the board of directors, the classification of the board of directors could tend to reduce the likelihood of fluctuations in the market price of the common stock that might result from accumulations of large blocks. Accordingly, shareholders could be deprived of opportunities to sell their shares of common stock at a higher market price than might otherwise be the case.

Shareholder action by written consent and special meetings

Our bylaws provide that shareholder action can be taken only at an Annual or Special Meeting of shareholders and may not be taken by written consent in lieu of a meeting once our number of shareholders exceeded sixty, which occurred in the first quarter of 2003. Special Meetings of shareholders can be called only upon a resolution adopted by the board of directors. Moreover, the business permitted to be conducted at any Special Meeting of shareholders is limited to the business brought before the meeting under the Notice of Meeting given by us. These provisions may have the effect of delaying consideration of a shareholder proposal until the next Annual Meeting. These provisions would also prevent the holders of a majority of our voting stock from unilaterally using the written consent or Special Meeting procedure to take shareholder action.

Advance notice provisions for shareholder nominations and shareholder proposals

Our bylaws establish an advance notice procedure for shareholders to make nominations of candidates for election as directors or bring other business before a meeting of shareholders. The shareholder notice procedure provides that only persons who are nominated by, or at the direction of, the board of directors, or by a shareholder who has given timely written notice containing specified information to our secretary prior to the meeting at which directors are to be elected, will be eligible for election as our directors. The shareholder notice procedure also provides that at a meeting of the shareholders only such business may be conducted as has been brought before the meeting by, or at the direction of, the chairman of the board of directors, or in the absence of the chairman of the board, the chief executive officer, the president, or by a shareholder who has given timely written notice containing specified information to our secretary of such shareholder’s intention to bring such business before such meeting.

Although our bylaws do not give the board of directors any power to approve or disapprove shareholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of such nominees or proposals might be harmful or beneficial to Zion and our shareholders.

Business combination provision

Our certificate of incorporation contains a provision for approval of specified business combination transactions involving any person, entity or group that beneficially owns at least 10% of our aggregate voting stock. Such person, entity or group is sometimes referred to as a “related person”. This provision requires the affirmative vote of the holders of not less than 66 2/3% of our voting stock to approve specified transactions between a related person and Zion, including:

•         any merger or consolidation;

•         any sale, lease, exchange, mortgage, pledge, transfer or other disposition of our assets having a fair market value of more than 10% of our total assets, or assets representing more than 10% of our cash flow or earning power, or 10% of stockholders’ equity, which is referred to as a “substantial part”;

•         any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with us of all or a substantial part of the assets of a related person;

•         any reclassification of securities, recapitalization, or any other transaction involving us that would have the effect of increasing the voting power of a related person;

•         the adoption of a plan or proposal for our liquidation or dissolution proposed by or on behalf of a related person; and

•         the entering into of any agreement, contract or other arrangement providing for any of the transactions described above.

This voting requirement will not apply to certain transactions, including any transaction approved by a majority vote of the directors (called “Disinterested Directors”) who are not affiliated or associated with the related person described above, provided that there are at least three Disinterested Directors. This provision could have the effect of delaying or preventing a change in control of Zion in a transaction or series of transactions.

Liability of directors and indemnification

Our certificate of incorporation provides that a director will not be personally liable to us or our shareholders for breach of fiduciary duty as a director, except to the extent that such exemption or limitation of liability is not permitted under Delaware General Corporation Law. Any amendment or repeal of such provisions may not adversely affect any right or protection of a director existing under our certificate of incorporation for any act or omission occurring prior to such amendment or repeal.

Our certificate of incorporation and bylaws provide that each person who at any time serves or served as one of our directors or officers, or any person who, while one of our directors or officers, is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, is entitled to indemnification and the advancement of expenses from us, to the fullest extent permitted by applicable Delaware law. However, as provided under applicable Delaware General Corporation Law, this indemnification will only be provided if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of our company.

Amendments

Our certificate of incorporation provides that we reserve the right to amend, alter, change, or repeal any provision contained in our certificate of incorporation, and all rights conferred to shareholders are granted subject to such reservation. The affirmative vote of holders of not less than 80% of our voting stock, voting together as a single class, is required to alter, amend, adopt any provision inconsistent with, or to repeal certain specified provisions of our certificate of incorporation. However, the 80% vote described in the prior sentence is not required for any alteration, amendment, adoption of inconsistent provision or repeal of the “business combination” provision discussed under the “Business combination provision” paragraph above which is recommended to the shareholders by two-thirds of our Disinterested Directors, and such alteration, amendment, adoption of inconsistent provision or repeal shall require the vote, if any, required under the applicable provisions of the Delaware General Corporation Law, our certificate of incorporation and our bylaws. In addition, our bylaws provide that shareholders may only adopt, amend or repeal our bylaws by the affirmative vote of holders of not less than 66-2/3% of our voting stock, voting together as a single class. Our bylaws may also be amended by the affirmative vote of two-thirds of our board of directors.

Listing Symbols on the NASDAQ Global Market

Our common stock is quoted on the NASDAQ Global Market under the symbol “ZN” The sale price of our common stock on the NASDAQ Global Market on March 7, 2014 was $1.96. We also have one common stock purchase warrant to be quoted on the NASDAQ Global Market under the symbol “ZNWOW” after July 31, 2014. The applicable prospectus supplement will contain information, where applicable, as to any other listing on NASDAQ Global Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Registrar and Transfer Company, Cranford, New Jersey.

DESCRIPTION OF DEBT SECURITIES

We may from time to time offer and sell debt securities of one or more series. We may offer and sell those securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. Each time securities are sold pursuant to the Registration Statement to which this prospectus relates, we will provide one or more supplements to this prospectus that will contain additional information about the specific offering and the terms of the securities being offered. The supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities. As of the date of this prospectus, we have no outstanding registered debt securities.

We may issue one or more series of notes under indentures, which we will enter into with the trustee to be named therein. We have not at this time negotiated a definitive form of indenture, and we have not selected a financial institution to serve as the trustee. We have filed as Exhibit 4.2 to the Registration Statement of which this prospectus forms a part an indenture that provides a generic, non-specific description of the debt securities to be offered and contains certain general and standard provisions for such indentures. If we issue debt securities, we will file the definitive indentures as exhibits to the Registration Statement of which this prospectus is a part, or incorporate them by reference from a Current Report on Form 8-K that we file with the SEC. We use the term “indentures” to refer to any and all indentures that we may enter into with respect to debt securities issued and sold pursuant to this Registration Statement. The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “Trustee” to refer to the trustee or the trustee under the indenture.

The following is a summary of certain general and standard features of the Debt Securities we may offer and the term of the indenture that is Exhibit 4.2 to the Registration Statement of which this prospectus is a part. We use the term “Indenture” to refer to such indenture. Defined terms used in this section have the same meaning as defined in the Indenture. Where there are blanks in this Indenture, this means that the amount or number in the blank is to be negotiated with the Trustee at the time the Indenture is executed in connection with a specific debt offering. The summary is qualified in its entirety by referenced to the Indenture, which is Exhibit 4.2 to this Registration Statement.

We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete definitive indentures that will contain the terms of the Debt Securities.

General

The Indenture does not limit the amount of Debt Securities that may be issued thereunder. Debt Securities may be issued under the Indenture from time to time in separate series, each up to the aggregate amount authorized for such series. The Debt Securities will be general obligations of the Company and may be subordinated to Senior Indebtedness of the Company. See “—Subordination of Debt Securities.”

A prospectus supplement and a supplemental indenture (or a resolution of our Board of Directors and accompanying officers’ certificate) relating to any series of Debt Securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•         the form and title of the Debt Securities;

•         the total principal amount of the Debt Securities, and if a series, the total amount authorized and the total amount outstanding;

•         the dates on which the principal of the Debt Securities will be payable;

•         the rate at which the Debt Securities will bear interest and the interest payment dates for the Debt Securities;

•         any optional redemption provisions; • any security for the Debt Securities and the terms of such security;

•         any sinking fund or other provisions that would obligate the Company to repurchase or otherwise redeem the Debt Securities;

•         the terms, if any, upon which the Debt Securities may be convertible into or exchanged for Capital Stock or other securities of the Company or any other obligor or issuer;

•         the portion of the principal amount that will be payable if the maturity of the Debt Securities is accelerated;

•         the currency or currency unit in which the Debt Securities will be paid, if not U.S. dollars;

•         any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable as well;

•         any changes to or additional Events of Default or covenants;

•         the subordination, if any, of the Debt Securities and any changes to the subordination provisions of the Indenture; and

•         any other terms of the Debt Securities not prohibited by the Indenture.

Certain Covenants

Limitation on Lien Securing Funded Debt. The Company may create, incur or assume Funded Debt secured by Liens. If the aggregate principal amount of such Funded Debt and all other Funded Debt of the Company, incurred or assumed pursuant to the exception in this sentence and outstanding at such time does not exceed a percentage of the Adjusted Consolidated Net Tangible Assets of the Company (the “Secured Debt Basket”) to be determined.

Limitations on Mergers and Consolidations. The Company will not consolidate or merge with or into any Person, or sell, convey, lease or otherwise dispose of all or substantially all of its assets to any Person, unless:

1)       the Person formed by or surviving such consolidation or merger (if other than the Company), or to which such sale, lease, conveyance or other disposition shall be made (collectively, the “Successor”), is a corporation, limited liability company, general partnership or limited partnership organized and existing under the laws of the United States or any state thereof or the District of Columbia, or Canada or any province thereof, and the Successor assumes by supplemental indenture in a form satisfactory to the Trustee all of the obligations of the Company under the Indenture; provided, that unless the Successor is a corporation, a corporate co-issuer of the Debt Securities will be added to the Indenture by such supplemental indenture; and

2)       immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing.

SEC Reports. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company, within 15 days after it files the same with the SEC, shall deliver to the Trustee copies of the annual reports and the information, documents and other reports (or copies of any such portions of any of the foregoing as the SEC may by rules and regulations prescribe) specified in Section 13 or 15(d) of the Exchange Act, provided that any such annual reports, information, documents or other reports filed with or furnished to the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval (or EDGAR) system shall be deemed to be delivered to the Trustee as of the time such information, documents or reports are filed or furnished via EDGAR.

Other Covenants and Other Terms. The definitive indentures may also contain additional covenants, including those restricting our ability to issue additional securities; pay dividends and make distributions in respect to our capital check; redeem capital stock; make investments or other restricted payments; sell or otherwise dispose of assets; issue or sell stock of our subsidiaries, place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets; or engage in transactions with stockholders and affiliates. The definitive indentures may require us to maintain interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios. The definitive indentures may provide other specific terms, preferences, rights or limitations of, or restriction on the Debt Securities, including any terms of which may be required by the Company or advisable under applicable laws or regulations or advisable in connection with the marketing of the Debt Securities.

Events of Default

The following will be Events of Default with respect to the Debt Securities of any series:

1)       default by the Company in the payment of principal of or any premium on the Debt Securities of such series when due and payable at Maturity;

2)       default by the Company in the payment of any installment of interest on the Debt Securities of such series when due and payable and continuance of such default for 30 days;

3)       default on any other Indebtedness of the Company if either

A)      such default results in the acceleration of the maturity of any such Indebtedness having a principal amount of at least an amount to be determined individually or, taken together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, in the aggregate, or

B)      such default results from the failure to pay when due principal of any such Indebtedness, after giving effect to any applicable grace period (a “Payment Default”), having a principal amount of at least an amount to be determined individually or, taken together with the principal amount of any other Indebtedness under which there has been a Payment Default, in the aggregate; provided that if any such default is cured or waived or any such acceleration is rescinded, or such Indebtedness is repaid, within a period of 30 days from the continuation of such default beyond any applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequent acceleration of the Debt Securities shall be rescinded, so long as any such rescission does not conflict with any judgment or decree or applicable provision of law;

4)       default in the performance, or breach of, any covenant or agreement of the Company in the Indenture applicable to Debt Securities of such series and, in each such case, failure to remedy such default within a period of 60 days after written notice thereof from the Trustee or Holders of 25% of the principal amount of the Debt Securities of such series; provided, however, that the Company will have 90 days following such written notice to remedy or receive a waiver for any failure to comply with its obligations under the Indenture so long as the Company is attempting to remedy any such failure as promptly as reasonably practicable;

5)       certain events involving bankruptcy, insolvency or reorganization of the Company; or

6)       any other Event of Default provided with regard to Debt Securities of a particular series in the terms thereof.

The Indenture provides that the Trustee may withhold notice to the Holders of Debt Securities of any series of any default (except in payment of principal of, or any premium or interest on, any Security of such series) if the Trustee considers it in the interest of the Holders of Debt Securities of such series to do so.

If an Event of Default occurs and is continuing with respect to the Debt Securities of a series, the Trustee or the Holders of not less than 25% in principal amount of the outstanding Debt Securities of such series may declare the unpaid principal of (or, if any of the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Debt Securities as may be specified in the terms thereof), and any premium and accrued but unpaid interest on, all the Debt Securities of such series then outstanding to be due and payable. Upon such a declaration, such principal (or other specified amount), and any premium and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of, and any premium and interest on, all the Debt Securities of such series will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Debt Securities of a series with respect to which a declaration of acceleration has been made may rescind any such acceleration with respect to the Debt Securities of such series and its consequences.

No Holder of the Debt Securities of a series may pursue any remedy under the Indenture unless:

1)       the Trustee shall have received written notice of a continuing Event of Default with respect to such series,

2)       the Trustee shall have received a request from Holders of at least 25% in principal amount of the Debt Securities of such series to pursue such remedy,

3)       the Trustee shall have been offered indemnity reasonably satisfactory to it,

4)       the Trustee shall have failed to act for a period of 60 days after receipt of such notice, request and offer of indemnity and

5)       no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Debt Securities of such series; provided, however, such provision does not affect the right of a Holder of any Debt Securities to sue for enforcement of any overdue payment thereon.

The Holders of a majority in principal amount of the outstanding Debt Securities of a series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain limitations specified in the Indenture. The Trustee shall be under no obligation and may refuse to perform any duty or exercise any right, duty or power hereunder unless it receives indemnity reasonably satisfactory to it against any loss, liability, claim, damage or expense.

Modification and Waiver

Supplements and amendments to the Indenture or the Debt Securities of any series may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Debt Securities of each series affected by such amendment or supplement, considered together as a single class; provided that no such modification or amendment may, without the consent of each Holder affected thereby,

1)       reduce the percentage of principal amount of Debt Securities whose Holders must consent to an amendment, supplement or waiver of any provision of the Indenture or the Debt Securities;

2)       reduce the rate or change the time for payment of interest, including default interest, if any, on the Debt Securities of any series;

3)       reduce the principal amount of any Security or change the Maturity Date of the Debt Securities of any series;

4)       reduce the amount payable upon redemption of any Security;

5)       adversely affect the conversion rights of any Security that is convertible in accordance with the applicable provisions of such Security;

6)       waive any Event of Default in the payment of principal of, any premium or interest on the Debt Securities of any series;

7)       make any Security payable in money other than that stated in such Security;

8)       impair the right of Holders of Debt Securities of any series to receive payment of the principal of and interest on Debt Securities on the respective due dates therefor and to institute suit for the enforcement of any such payment; or

9)       make any change in the percentage of principal amount of Debt Securities necessary to waive compliance with certain provisions of the Indenture.

Supplements and amendments of the Indenture or the Debt Securities of any series may be made by the Company and the Trustee without the consent of any Holders in certain limited circumstances, including

1)       to cure any ambiguity, omission, defect or inconsistency; provided that such modification shall not adversely affect the Holders of any series in any material respect;

2)       to provide for the assumption of the obligations of the Company under the Indenture upon the merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company;

3)       to add to, change or eliminate any of the provisions of the Indenture; provided that any such addition, change or elimination shall become effective only after there are no such Debt Securities of any series entitled to the benefit of such provision outstanding;

4)       to establish the forms or terms of the Debt Securities of any series issued under the Indenture;

5)       to evidence the acceptance or appointment by a separate Trustee or successor Trustee with respect to one or more series of Debt Securities or otherwise;

6)       in the case of any Debt Securities that are designated as Subordinated Debt Securities, to make any change that would limit or terminate the benefits available to any Holder of Senior Indebtedness (or Representatives therefor) under the Indenture;

7)       to comply with any requirement of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

8)       to provide for uncertificated Debt Securities in addition to certificated Debt Securities;

9)       to make provisions with respect to the conversion of Debt Securities of any series that are convertible in accordance with the terms of such Debt Securities; or

10)     to make any change that would provide any additional benefit to the Holders of such series or that does not adversely affect the rights of any Holder of such series in any material respect.

The Holders of a majority in aggregate principal amount of the outstanding Debt Securities of a series may waive any past default under the Indenture, except a default in the payment of principal, or any premium or interest.

Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have its obligations discharged with respect to the Debt Securities of a series (“Legal Defeasance”). Such Legal Defeasance means that the Company will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Debt Securities of the applicable series, except for

1)       the rights of Holders of outstanding Debt Securities of such series to receive payments solely from the trust fund described below in respect of the principal of, and any premium and interest on such Debt Securities when such payments are due,

2)       the Company’s obligations with respect to such Debt Securities concerning the issuance of temporary Debt Securities, transfers and exchanges of the Debt Securities, replacement of mutilated, destroyed, lost or stolen Debt Securities, the maintenance of an office or agency where the Debt Securities may be surrendered for transfer or exchange or presented for payment, and duties of paying agents and conversion agents,

3)       the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and

4)       the Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants described under “—Certain Covenants” (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default. In the event Covenant Defeasance occurs, certain events (not including non-payment) described under “—Events of Default” will no longer constitute an Event of Default.

In order to exercise either Legal Defeasance or Covenant Defeasance under the Indenture,

1)       the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of Debt Securities of such series, cash in U.S. Legal Tender, U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay

A)      the principal of, and any premium and interest on the outstanding Debt Securities of such series on each date on which such principal, and any premium and interest is due and payable or on any redemption date established pursuant to the Indenture and

B)      any mandatory sinking fund payments on the dates on which such payments are due and payable in accordance with the terms of the Indenture and of such Debt Securities.

2)       in the case of Legal Defeasance, the Company must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that

A)      the Company has received from or there has been published by, the Internal Revenue Service a ruling or

B)      since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Debt Securities of applicable series will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

3)       in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee to the effect that the Holders of the outstanding Debt Securities of the applicable series will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

4)       no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

5)       such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement, other than the Indenture, or instrument to which the Company is a party or by which the Company is bound, and if the Debt Securities of such series are subordinated pursuant to the Indenture, is not prohibited by the Indenture;

6)       the Company shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

7)       the Company shall have delivered to the Trustee an officers’ certificate and an opinion of counsel each stating that the Company has complied with all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance.

Subordination of Debt Securities

Debt Securities of a series may be subordinated to our Senior Indebtedness (the Debt Securities of such series being referred to herein as the “Subordinated Debt Securities”). Subordinated Debt Securities will be subordinate in right of payment, to the extent and in the manner set forth in the Indenture and the prospectus supplement relating to such series, to the prior payment of all indebtedness of the Company that is designated as Senior Indebtedness with respect to the series.

The Holders of Senior Indebtedness of the Company will receive payment in full of the Senior Indebtedness before Holders of Subordinated Debt Securities will receive any payment of principal of, or any premium or interest with respect to the Subordinated Debt Securities:

1)       upon any payment of distribution of our assets of the Company to its creditors;

2)       upon a total or partial liquidation or dissolution of the Company; or

3)       in a bankruptcy, receivership or similar proceeding relating to the Company or its property.

Until the Senior Indebtedness is paid in full, any distribution to which Holders of Subordinated Debt Securities would otherwise be entitled will be made to the Holders of Senior Indebtedness, except that such Holders may receive securities representing Capital Stock of the Company and any Debt Securities of the Company that are subordinated to Senior Indebtedness to at least the same extent as the Subordinated Debt Securities.

If the Company does not pay the principal of, or any premium or interest on, Senior Indebtedness within any applicable grace period (including at Maturity), or any other default on Senior Indebtedness occurs and the maturity of the Senior Indebtedness is accelerated in accordance with its terms, the Company may not:

1)       make any payments of principal, premium, if any, or interest with respect to Subordinated Debt Securities;

2)       make any deposit for the purpose of defeasance of the Subordinated Debt Securities; or

3)       repurchase, redeem or otherwise retire any Subordinated Debt Securities, except that in the case of Subordinated Debt Securities that provide for a mandatory sinking fund, we may deliver Subordinated Debt Securities to the Trustee in satisfaction of our sinking fund obligation, unless, in either case,

a)       the default has been cured or waived and the declaration of acceleration has been rescinded;

b)       the Senior Indebtedness has been paid in full in cash; or

4)       the Company and the Trustee receive written notice approving the payment from the Representatives of each issue of Designated Senior Indebtedness of the Company.

During the continuance of any default, other than a default described in the immediately preceding paragraph, that may cause the Maturity of any Designated Senior Indebtedness to be accelerated immediately without further notice, other than any notice required to effect such acceleration, or the expiration of any applicable grace periods, the Company may not pay the Subordinated Debt Securities for a period called the “Payment Blockage Period.” A Payment Blockage Period will commence on the receipt by us and the Trustee of written notice of the default, called a “Blockage Notice,” from the Representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period.

The Payment Blockage Period may be terminated before its expiration:

1)       by written notice from the Person or Persons who gave the Blockage Notice;

2)       by repayment in full in cash of the Designated Senior Indebtedness with respect to which the Blockage Notice was given; or

3)       if the default giving rise to the Payment Blockage Period is no longer continuing.

Unless the Holders of such Designated Senior Indebtedness or the Representative of such Holders shall have accelerated the Maturity of such Designated Senior Indebtedness, the Company may resume payments on the Subordinated Debt Securities after the expiration of the Payment Blockage Period.

Generally, not more than one Blockage Notice may be given in any period of 360 consecutive days irrespective of the number of defaults with respect to any number of issues of Designated Senior Indebtedness during such period. The total number of days during which any one or more Payment Blockage Periods are in effect, however, may not exceed an aggregate of 179 days during any period of 360 consecutive days.

During the continuance of any default, other than a default described in the immediately preceding paragraph, that may cause the Maturity of any Senior Indebtedness to be accelerated immediately without further notice, other than any notice required to effect such acceleration, or the expiration of any applicable grace periods, the Subsidiary Guarantor may not make a guarantee payment on Subordinated Debt Securities for the Payment Blockage Period, as described above.

After all Senior Indebtedness is paid in full and until the Subordinated Debt Securities are paid in full, Holders of the Subordinated Debt Securities shall be subrogated to the rights of Holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness.

By reason of the subordination, in the event of insolvency, our creditors who are Holders of Senior Indebtedness, as well as certain of our general creditors, may recover more, ratably, than the Holders of the Subordinated Debt Securities.

Satisfaction and Discharge

The Company may discharge all its obligations under the Indenture with respect to Debt Securities of any series, other than its obligation to register the transfer of and exchange notes of that series, provided that it either:

1)       delivers all outstanding Debt Securities of that series to the Trustee for cancellation; or

2)       all such Debt Securities not so delivered for cancellation have either become due and payable or will become due and payable at their Maturity within one year or are called for redemption within one year, and in the case of this bullet point the Company has deposited with the Trustee in trust an amount of cash sufficient to pay the entire indebtedness of such Debt Securities, including any premium and interest to the Maturity Date or applicable redemption date.

Governing Law

The Indenture provides that it and the Debt Securities and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Trustee

The Trustee is permitted to become an owner or pledgee of the Debt Securities and may otherwise deal with the Company or its Subsidiaries or Affiliates with the same rights it would have if it were not Trustee. If, however, the Trustee acquires any conflicting interest (as defined in the Trust Indenture Act) after an Event of Default has occurred and is continuing, it must eliminate such conflict or resign.

In case an Event of Default shall occur (and be continuing), the Trustee will be required to use the degree of care and skill of a prudent person in the conduct of such person’s own affairs. The Trustee will be under no obligation to exercise any of its powers under the Indenture at the request of any of the Holders of the Debt Securities, unless such Holders have offered the Trustee indemnity reasonably satisfactory to it.

Book Entry, Delivery and Form

Unless otherwise provided with respect to a series of Debt Securities, the Company expects that the Debt Securities of each series will be issued in the form of one or more global securities and that the global securities will be deposited with, or on behalf of the Depositary, and registered in the name of the Depositary or its nominee. Except as set forth below, the global securities may be transferred, in whole and not in part, only to the Depositary or another nominee of the Depositary. Investors may hold their beneficial interests in the global securities directly through the Depositary if they have an account with the Depositary or indirectly through organizations that have accounts with the Depositary.

The Company expects that the following will describe the Depositary. The Depositary is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities of institutions that have accounts with the Depositary (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary’s participants include securities brokers and dealers (which may include the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to the Depositary’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

The Company expects that pursuant to procedures established by the Depositary, upon the issuance of the global securities, the Depositary will credit, on its book-entry registrations and transfer system, the aggregate principal amount of Debt Securities represented by such global securities to the accounts of participants.

The accounts to be credited shall be designated by the underwriter of the Debt Securities. Ownership of beneficial interests in the global securities will be limited to participants or Persons that may hold interests through participants. Ownership of beneficial interests in the global securities will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants’ interest) and such participants (with respect to the owners of beneficial interests in the global securities other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the global securities.

So long as the Depositary, or its nominee, is the Holder of the global securities, the Depositary or such nominee, as the case may be, will be considered the sole legal owner and Holder of the Debt Securities for all purposes of the Debt Securities and the Indenture. Except as set forth below, you will not be entitled to have the Debt Securities represented by the global securities registered in your name, will not receive or be entitled to receive physical delivery of certificated Debt Securities in definitive form and will not be considered to be the owner or Holder of any Debt Securities under the global securities. The Company understands that under existing industry practice, in the event an owner of a beneficial interest in the global securities desires to take any action that the Depositary, as the Holder of the global securities, is entitled to take, the Depositary will authorize the participants to take such action, and that the participants will authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

The Company will make all payments on Debt Securities represented by the global securities registered in the name of and held by the Depositary or its nominee to the Depositary or its nominee, as the case may be, as the owner and Holder of the global securities.

The Company expects that the Depositary or its nominee, upon receipt of any payment in respect of the global securities, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the aggregate principal amount of the global securities as shown on the records of the Depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interest in the global securities held through such participants will be governed by standing instructions and customary practices and will be the responsibility of such participants. The Company will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global securities for any Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depositary and its participants or the relationship between such participants and the owners of beneficial interests in the global securities owning through such participants.

Although the Company expects that the Depositary will agree to the foregoing procedures in order to facilitate transfers of interests in the global securities among participants of the Depositary, the Depositary is under no obligations to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trustee nor the Company will have any responsibility for the performance by the Depositary or its participants or indirect participants of their respective obligations under the under the rules and procedures governing their operations.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

•         the offering price and aggregate number of warrants offered;

•         the currency for which the warrants may be purchased;

•         if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•         if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•         in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•         in the case of warrants to purchase common stock, the number of shares of common stock may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•         the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•         the terms of any rights to redeem or call the warrants;

•         any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•         the dates on which the right to exercise the warrants will commence and expire;

•         the manner in which the warrant agreements and warrants may be modified;

•         federal income tax consequences of holding or exercising the warrants;

•         the terms of the securities issuable upon exercise of the warrants; and

•         any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•         in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; and

•         in the case of warrants to purchase common stock, the rights of common stock holders such as, but not limited to, the right to participate in voting on shareholder and/or company matters.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, shares of common stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•         the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•         any provisions of the governing unit agreement that differ from those described below; and

•         any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities.”

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate global securities or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•         how it handles securities payments and notices;

•         whether it imposes fees or charges;

•         how it would handle a request for the holders’ consent, if ever required;

•         whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•         how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•         if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•         an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•         an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•         an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•         an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•         the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

•         the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•         financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

•         if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•         if we notify any applicable trustee that we wish to terminate that global security; or

•         if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. A prospectus supplement or supplements will describe the terms of the offering of the securities, including, to the extent applicable:

•         the name or names of any underwriters or agents;

•         the purchase price of the securities and the proceeds we will receive from the sale;

•         any over-allotment options under which underwriters may purchase additional securities from us;

•         any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•         any public offering price;

•         any discounts or concessions allowed or re-allowed or paid to dealers; and

•         any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

•         fixed price or prices, which may be changed from time to time;

•         market prices prevailing at the time of sale;

•         prices related to such prevailing market prices; or

•         negotiated prices.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in any applicable prospectus supplement naming any such underwriter. Only underwriters we name in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to offerings under this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the applicable prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents. We intend to offer securities direct to investors through our Dividend Reinvestment and Common Stock Purchase Plan.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is currently listed on the NASDAQ Global Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Gray Reed & McGraw, P.C. If the validity of any securities is also passed upon by counsel for any underwriters, dealers or agents, that counsel will be named in the prospectus supplement relating to that specific offering.

EXPERTS

Our audited financial statements for the period from April 6, 2000 (inception) to December 31, 2004, have been audited by Lane Gorman Trubitt, PLLC., independent registered public accounting firm, as set forth in their report thereon included in our Annual Report on Form 10-K for the year ended December 31, 2013. Such financial statements have been incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2013, in reliance on the authority of said firm as experts in auditing and accounting.

The financial statements of Zion Oil & Gas, Inc. for the period from April 6, 2000 (inception) to December 31, 2010, have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, Member Firm of KPMG International, independent registered public accounting firm and Lane Gorman Trubitt, PLLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firms as experts in accounting and auditing. Such report of Somekh Chaikin contains an explanatory paragraph that states that the Company has no operating revenue, limited capital resources and a loss from operations, all of which raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The financial statements of Zion Oil & Gas, Inc. as of December 31, 2013, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2013 and for the period from April 6, 2000 (inception) to December 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 have been incorporated by reference herein in reliance upon the report of Malone Bailey LLP, an independent registered public accounting firm and, with respect to the financial statements, Lane Gorman Trubitt, PLLC, and Somekh Chaikin, incorporated herein by reference, and upon the authority of said firms as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov. Our common stock is listed for trading on the NASDAQ under the symbol “ZN.”

We have filed a registration statement on Form S-3 with the SEC to register the securities that may be offered pursuant to this prospectus. This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all of the information included in the registration statement. For further information about us, this offering and our common stock, you may refer to the registration statement and its exhibits and schedules as well as the documents described herein or incorporated herein by reference. You can review and copy these documents, without charge, at the public reference facilities maintained by the SEC or on the SEC’s website as described above or you may obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be an important part of this prospectus, and information that we file with the SEC at a later date will automatically add to, update or supersede this information.

We incorporate by reference into this prospectus the documents listed below:

•         our annual report on Form 10-K for the year ended December 31, 2013 filed on March 6, 2014;

•         our definitive proxy statement filed on April 25, 2013;

•         Current Reports on Form 8-K: January 8, 2014, January 30, 2014, and January 31, 2014;

•         the description of our common stock in our registration statement on Form 8-A filed with the SEC on December 29, 2006, including any amendments or reports filed for the purpose of updating such description; and

•         all future filings that we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of filing of the registration statement on Form S-3 of which this prospectus is a part and prior to the termination or completion of any offering of securities under this prospectus and all applicable prospectus supplements (except, in each case, for information contained in any such filing that is furnished and not “filed” under the Exchange Act), which filings will be deemed to be incorporated by reference in this prospectus, as supplemented by the applicable prospectus supplement, and to be a part hereof from the respective dates of such filings.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the information that is incorporated by reference in this prospectus. Requests for such documents should be directed to: Shareholder Relations, Zion Oil & Gas, Inc., 6510 Abrams Rd., Suite 300, Dallas, TX 75231.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. That registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet website.

You should rely only on the information provided in and incorporated by reference into this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of these documents.

$119,850,000

ZION OIL & GAS, INC.

Common Stock
Debt Securities
Warrants and Units

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PROSPECTUS

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___, 2014